LEASE AGREEMENT

dated

December 26, 2014

by and between

CAMPANELLI-TRIGATE HERITAGE QUINCY, LLC,
a Delaware limited liability company,
as Landlord,

and

STRAN & COMPANY, INC.,
a Massachusetts corporation
as Tenant,

For certain premises at

TWO HERITAGE DRIVE
QUINCY, MASSACHUSETTS

TABLE OF CONTENTS

TABLE OF CONTENTS

Page

Lease Agreement

THIS INSTRUMENT IS A LEASE, dated as of December 26 , 2014, in which the Landlord and the Tenant are the parties hereinafter named, and which relates to space in a building (the "Building") located at Two Heritage Drive, Quincy, Massachusetts. The parties to this instrument hereby agree with each other as follows:

ARTICLE I
BASIC LEASE PROVISIONS

1.1 Introduction

The following sets forth basic data and, where appropriate, constitutes definitions of the terms hereinafter listed.

1.2 Basic Data

Landlord: Campanelli-TriGate Heritage Quincy, LLC, a Delaware limited liability company

Landlord's Original Address: c/o Campanelli Companies, One Campanelli Drive, Braintree, Massachusetts 02185

Tenant: Stran & Company, Inc., a Massachusetts corporation

Tenant's Original Address:

Before the Commencement Date: 50 Von Hillern Street, Boston, MA 02125

From and After the Commencement Date: The Premises.

Building: One Hundred Eighty-Five Thousand Sixty Three (185,063) rentable square foot, nine (9) story building located at Two Heritage Drive, Quincy, Massachusetts.

Basic Rent per square foot of the Premises Rentable Area per annum:

	PSF Rate	Annual Basic Rent	Monthly Basic Rent
*Year 1:	$22.00	$210,980.00	$17,581.67
Year 2:	$22.75	$239,079.75	$19,923.31
Year 3:	$23.50	$246,961.50	$20,580.13
Year 4:	$24.25	$254,843.25	$21,236.94
Year 5:	$25.00	$262,725.00	$21,893.75

Beginning with 6/1/15 Rent →

As used above, Year 1 is a 12 month period (plus a partial month in certain circumstances) commencing on the Rent Commencement Date and ending on the last day

of the month that includes the day preceding the first anniversary of the Rent Commencement Date and each subsequent Year is a 12 month period commencing on the day succeeding the end of the prior Year.

*Notwithstanding anything to the contrary contained herein, for the first twelve (12) months following the Rent Commencement Date only, the Basic Rent payable by Tenant shall be calculated using a premises rentable area of 9,590 square feet. In the interest of clarity, for all other purposes of this Lease, including without limitation payment of Taxes and Operating Expenses, the Premises Rentable Area shall be 10,509 rentable square feet.

Premises Rentable Area: Ten thousand five hundred and nine (10,509) rentable square feet located on the 6th floor of the Building.

5.68%

Permitted Uses: General office uses.

Parking Spaces: Forty-two (42) unreserved spaces, subject to the terms of Section 2.2.

Escalation Factor: The percentage obtained by dividing (a) the number of rentable square feet in the Premises as stated above by (b) the rentable square feet in the Building, which at the time of execution of this Lease is 185,063 rentable square feet; i.e., as of the date hereof 5.68%. Landlord and Tenant stipulate and agree that the number of rentable square feet contained in the Premises and the Building set forth above are conclusive as to the square footage in existence on the date of this Lease and shall be binding upon them for all purposes of this Lease and shall not be subject to re-measurement or change during the Term of this Lease.

Scheduled Completion Date: April 1, 2015

Initial Term: Five (5) years and two (2) months, commencing on the Commencement Date and expiring at the close of the day in the last day of the 62nd month following the Commencement Date.

Security Deposit: $41,160.25 (subject to Section 14.17)

Base Operating Expenses: Base Operating Expenses shall be the actual Operating Expenses for the Property for calendar year 2016 (provided that, if during any portion of calendar year 2016, less than 95% of the Building Rentable Area was occupied by tenants or if the Building was in operation for only a portion of such year, actual operating expenses incurred shall be reasonably extrapolated by Landlord to the estimated operational expenses that would have been incurred if the Building were in operation for the entire year and 95% occupied for such year, and such extrapolated amount shall, for the purposes hereof, be deemed to be the Base Operating Expenses).

Base Taxes: Base Taxes shall be actual Taxes, as finally determined following any abatement proceedings, for the fiscal year 2016.

Commercial General Liability Insurance: $2,000,000 per occurrence (combined single limit) for property damage, personal injury or death.

1.3 **Additional Definitions**

Building Rentable Area: The space available for occupancy in the Building, presently 185,063 rentable square feet.

Business Days: All days except Sunday, New Year's Day, Martin Luther King Day, Washington's Birthday, Memorial Day, Independence Day, Labor Day, Columbus Day, Veteran's Day, Thanksgiving Day, Christmas Day (and the following day when any such day occurs on Sunday).

Commencement Date: As defined in Section 4.1.

Default of Tenant: As defined in Section 13.1.

Escalation Charges: The amounts prescribed in Sections 8.1 and 9.2.

Landlord's Work: As defined in Section 4.2.

Normal Business Hours: As defined in Section 7.4.a.

Operating Expenses: As determined in accordance with Section 9.1.

Operating Year: As defined in Section 9.1.

Premises: The portion of the Building as shown on Exhibit B annexed hereto.

Property: The Building and the land parcels (as described in Exhibit A) on which it is located (including adjacent sidewalks).

Rent: Annual Basic Rent, Escalation Charges, and all other amounts payable by Tenant hereunder.

Rent Commencement Date: The date which is two (2) months following the Commencement Date.

Tax Year: As defined in Section 8.1.

Taxes: As determined in accordance with Section 8.1.

Tenant's Delay: As defined in Section 4.2.

Tenant's Plans: As defined in Section 4.2.

Tenant's Removable Property: As defined in Section 5.2.

Term of this Lease: The Initial Term and any extension thereof in accordance with the provisions hereof.

ARTICLE II
PREMISES AND APPURTENANT RIGHTS

2.1 Lease of Premises

Landlord hereby demises and leases to Tenant for the Term of this Lease and upon the terms and conditions hereinafter set forth, and Tenant hereby accepts from Landlord, the Premises.

2.2 Appurtenant Rights and Reservations

Tenant shall have, as appurtenant to the Premises, (i) the non-exclusive right to use, and permit its invitees to use, in common with others, public or common lobbies, hallways, stairways, and elevators and common walkways necessary for access to the Building, and if the portion of the Premises on any floor includes less than the entire floor, the common toilets, corridors and elevator lobby of such floor; but such rights shall always be subject to reasonable rules and regulations from time to time established by Landlord pursuant to Section 14.7 and to the right of Landlord to designate and change from time to time areas and facilities so to be used, (ii) the non-exclusive right to use available common Building amenities such as the loading dock, cafeteria, fitness facility and the Building's common conference facilities, which conference facilities may be reserved for meeting use by Tenant on a short-term basis at a reasonable cost as determined by Landlord for the duration of the Term of this Lease, provided, however, that notwithstanding anything to the contrary herein, Tenant shall have the right to use the conference facilities for up to four (4) hours per calendar month at no additional charge, (iii) the non-exclusive right to use any shuttle service to and from the North Quincy MBTA station provided by Landlord for the duration of the Term of this Lease and (iv) a total of forty-two (42) parking spaces in the surface and garage parking areas allocated as follows: one (1) parking space reserved for Tenant's exclusive use in an area designed by Landlord, and forty-one (41) unreserved spaces, on a non-exclusive, first-come, first-served basis. With respect to parking spaces, Landlord reserves the right to institute a tag or sticker system to monitor compliance by Tenant and others of use of the parking spaces. Tenant shall comply with all rules and regulations set forth by Landlord in writing to Tenant from time to time regarding the parking area including, without limitation, rules and regulations regarding guest parking. Landlord shall have no obligation to police the parking area or to insure the safety of Tenant's automobiles. The Premises shall be designated a non-smoking area and Tenant will comply, and cause its employees and invitees to comply, with Building regulations regarding non-smoking areas.

Excepted and excluded from the Premises are the ceiling, floor and all perimeter walls of the Premises, except the inner surfaces thereof, but the entry doors to the Premises are a part thereof; and Tenant agrees that Landlord shall have the right to place in the Premises (but in such manner as to reduce to a minimum interference with Tenant's use of the Premises) utility lines, pipes and the like, in, over and upon the Premises, provided that

Landlord shall, if it is reasonably feasible, place such utility lines, pipes and the like behind the walls, above the ceilings and below the floor of the Premises. Tenant shall install and maintain, as Landlord may require, proper access panels in any hung ceilings or walls as may be installed by Tenant following completion of any Tenant installed improvements to afford access to any facilities above the ceiling or within or behind the walls of the Premises.

ARTICLE III
BASIC RENT

3.1 **Basic Rent**

a. Tenant agrees to pay to Landlord, or as directed by Landlord, commencing on the Rent Commencement Date, without offset, abatement (except as expressly provided in this Lease), deduction or demand, the Basic Rent. Such Basic Rent shall be payable in equal monthly installments, in advance, on the first day of each and every calendar month during the Term of this Lease, at Landlord's Original Address, or at such other place as Landlord shall from time to time designate by notice. Until notice of some other designation is given, Basic Rent and all other charges for which provision is herein made shall be paid by remittance payable to Landlord, at Landlord's Original Address, or at such other place as Landlord shall from time to time designate by notice.

b. Basic Rent for any partial month shall be prorated on a daily basis, and if the date for commencement thereof is a day other than the first day of a calendar month, the first payment which Tenant shall make to Landlord shall be equal to a proportionate part of the monthly installment of Basic Rent for the partial month from such date to the last day of the month in which such date occurs plus the installment of Basic Rent for the succeeding calendar month. In addition to any charges pursuant to Section 14.18, Tenant shall pay a late charge equal to 5% of the amount of any Basic Rent payment not paid within five (5) days after receipt of written notice from Landlord that any such payment was not made by Tenant by the due date thereof; provided that Tenant shall only be entitled to one (1) such notice in any calendar year.

c. Tenant's covenants to pay Rent hereunder are independent covenants and Tenant shall have no right to withhold or abate any payment of Basic Rent or other Rent or to set off, recoup, net, credit, or otherwise deduct any amount against the Rent or other Rent then due and payable, or to terminate this Lease, because of any breach or alleged breach by Landlord of this Lease. Tenant hereby acknowledges and agrees that it has been represented by counsel of its choice and has participated fully in the negotiation of this Lease, that Tenant understands that the remedies available to Tenant in the event of a default by Landlord may be more limited than those that would otherwise be available to Tenant under the common law in the absence of certain provisions of this Lease, and that the so-called "dependent covenants" rule as developed under the common law (including, without limitation, the statement of such rule as set forth in the Restatement

(Second) of Property, Section 7.1) shall not apply to this Lease or to the relationship of landlord and tenant created hereunder.

ARTICLE IV
TERM OF LEASE

4.1 Commencement Date

The Commencement Date shall be the later to occur of:

a. The Scheduled Completion Date; or

b. The day following the date on which Landlord has provided Tenant with written notice that the Premises are ready for occupancy as provided in Section 4.2.

Notwithstanding the foregoing, if Tenant's personnel shall occupy all or any part of the Premises for the conduct of its business before the Commencement Date as determined pursuant to the preceding sentence, such date of occupancy shall, for all purposes of this Lease, be the Commencement Date. Tenant's access pursuant to Section 4.2(c) below shall in no event be deemed to be "conducting business", as used in this Section 4.1.

4.2 Preparation of the Premises

a. Landlord and Tenant have approved the plans and specifications attached hereto as Exhibit C (the "Plans"). Landlord shall exercise all reasonable efforts to complete the work as specified in the Plans necessary to prepare the Premises for Tenant's occupancy and in material compliance with all applicable laws ("Landlord's Work"). If Landlord's Work has not been substantially completed by the Scheduled Completion Date, this Lease shall nevertheless continue in full force and effect and Landlord shall continue to use diligent efforts to substantially complete Landlord's Work. Landlord shall perform Landlord's Work at its sole cost and expense. Any increase in the cost of Landlord's Work resulting from a change requested in writing by Tenant in any of the Plans after the date hereof shall be paid to Landlord 50% upon the date of such change, and 50% upon substantial completion thereof as certified by Landlord's architect. Landlord shall provide Tenant with and Tenant shall execute a written confirmation of such excess costs before the time Landlord shall be required to commence work. Landlord shall, at its expense, procure a certificate of occupancy or an equivalent use or occupancy permit issued by the local building inspector in connection with its construction obligations hereunder. Notwithstanding the foregoing, if the Commencement Date does not occur by June 1, 2015 (except to the extent caused by a Tenant Delay or force majeure), this Lease shall nevertheless continue in full force and effect, but Tenant shall be entitled to a credit equal to one day of Basic Rent for each day the Commencement Date is delayed beyond June 1, 2015.

b. The Premises shall be deemed ready for occupancy on the first day after Tenant is in receipt of written notice from Landlord that as of which Landlord's Work has been completed except for minor items of work (and, if applicable, adjustment of equipment and fixtures) which can be completed after occupancy has been taken without causing undue interference with Tenant's use of the Premises (i.e., so-called "punch list" items). The determination as to whether the Premises are ready for occupancy shall be made by Landlord's architect and shall be conclusive and binding on Landlord and Tenant. Landlord shall complete as soon as conditions permit all "punch list" items identified by Tenant and Tenant shall afford Landlord reasonable access to the Premises for such purposes. Installation with respect to all telephone, internet, and data lines, furniture, fixtures and equipment, appliances, specialty equipment, millwork built-ins and the like in the Premises shall be the responsibility of the Tenant. Failure or delay of such installation shall not delay the above completion date.

c. Landlord shall permit Tenant access to the Premises beginning on the date which is fourteen (14) days prior to the anticipated Commencement Date for the purpose of allowing Tenant or its contractors to install furniture, fixtures, equipment and wiring for security, data and telephone services when such access may be provided without material interference with the remaining Landlord's Work provided that any such work to be performed by Tenant or its contractor's during such period shall (i) not materially interfere with the remaining Landlord's Work, (ii) be coordinated with the remaining Landlord's Work in such a manner as to maintain harmonious labor relations and not cause any work stoppage or damage to the Premises or the Building and (iii) not interfere with Building construction or operation. Tenant agrees not to employ or permit the use of any labor or otherwise take any action which might result in a labor dispute involving personnel providing services in the Building pursuant to arrangements with Landlord.

d. If a delay shall occur in the date the Premises are ready for occupancy pursuant to paragraph (b) as the result of any of the following (a "Tenant's Delay"):

i. Any request by Tenant that Landlord delay in the commencement or completion of Landlord's Work for any reason;

ii. Any change by Tenant in any of the Landlord's Work that, in Landlord's reasonable judgment, causes a delay in Landlord's completion of Landlord's Work;

iii. Any other act or omission of Tenant or its officers, agents, servants or contractors;

iv. Any reasonably necessary displacement of any of Landlord's Work from its place in Landlord's construction schedule resulting from any of the causes for delay referred to in clauses i., ii., and iii. of this paragraph and the fitting of such Work back into such schedule; or

v. Any act or omission of Tenant in violation of paragraph (c) above;

then Tenant shall, from time to time, and within ten (10) days after demand therefor, pay the Landlord as an additional charge for each day of such delay equal to the amount of Basic Rent, Escalation Charges and other charges that would have been payable hereunder had the Commencement Date occurred before such delay. Tenant also shall pay to Landlord within ten (10) Business Days of invoice therefor, any additional costs incurred by Landlord in completing the work to the extent that such costs are reasonably attributable to Tenant's Delay.

e. If, as a result of Tenant's Delay(s), Landlord's Work is delayed in the aggregate for more than one hundred and twenty (120) days, Landlord may (but shall not be required to) at any time thereafter terminate this Lease by giving written notice of such termination to Tenant and thereupon this Lease shall terminate without further liability or obligation on the part of either party except that Tenant shall pay to Landlord the cost theretofore incurred by Landlord in performing Landlord's Work.

4.3 **Conclusiveness of Landlord's Performance; Warranties**

Except to the extent to which Tenant shall have given Landlord written notice, not later than the end of the second full calendar month next beginning after the Commencement Date, of respects in which Landlord has not performed Landlord's Work, Tenant shall be deemed to have acknowledged that all Landlord's Work has been completed to Tenant's satisfaction and that Tenant has waived any claim that Landlord has failed to perform any of Landlord's Work. Landlord shall correct any defects due to faulty workmanship or materials in Landlord's Work, provided Tenant shall have given written notice of such defects to Landlord before the first anniversary of the Commencement Date.

ARTICLE V
USE OF PREMISES

5.1 **Permitted Use**

a. The Premises shall be used and occupied by Tenant only for Permitted Uses and for no other purpose.

b. Tenant shall conform to the following provisions during the Term of this Lease:

i. Tenant shall cause all freight to be delivered to or removed from the Building and the Premises in accordance with reasonable rules and regulations established by Landlord therefor;

ii. Tenant will not place on the exterior of the Premises (including both interior and exterior surfaces of windows and doors) or on any part of the Building outside the Premises, any sign, symbol, advertisement or the like visible to public view outside of the Premises without the prior consent of

Landlord. Landlord will provide building standard lettering on the entry doors to the Premises, and will maintain a tenant directory in the lobby of the Building and in the sixth (6th) floor elevator vestibule, in each of which will be placed Tenant's name and the location of the Premises in the Building. Notwithstanding the foregoing, Tenant shall be provided two (2) frosted glass panels of signage space at the 6th floor elevator vestibule.

iii. Tenant shall not perform any act or carry on any practice which may injure the Premises, or any other part of the Building, or cause any offensive odors or loud noise or constitute a nuisance or a menace to any other tenant or tenants or other persons in the Building; and

iv. Tenant shall not operate any cooking apparatus (except for coffee making equipment, a microwave oven, a standard size refrigerator and a sink), or locate any vending machines, in the Premises.

5.2 **Installations and Alterations by Tenant**

a. Tenant shall make no alterations, additions or improvements (collectively, "Improvements") in or to the Premises without Landlord's prior written consent provided that subsequent to the completion of the initial Landlord Work, Landlord's consent shall not be required if such Improvements (i) are non-structural, do not affect any Building systems, are not visible from the common areas or exterior of the Building and do not exceed in the aggregate a cost of Ten Thousand and 00/100 ($10,000.00) or (ii) are of a decorating nature and are not visible from the common areas or exterior of the Building (i.e., carpeting, painting, wallpaper) irrespective of the cost. With respect to Improvements requiring Landlord's consent, Landlord shall not unreasonably withhold, condition or delay its consent for non-structural Improvements to the Premises. All Improvements shall:

i. Be performed in a good and workmanlike manner and in compliance with all applicable laws;

ii. Be made only by contractors or mechanics approved by Landlord;

iii. Be made at Tenant's sole expense and at such times and in such manner as Landlord may from time to time designate; and

iv. Become part of the Premises and the property of Landlord.

b. All articles of personal property and all business fixtures, machinery and equipment and furniture owned or installed by Tenant solely at its expense in the Premises ("Tenant's Removable Property") shall remain the Property of Tenant and shall be removed by Tenant at any time before the expiration of this Lease, provided that Tenant, at its expense, shall repair any damage to the Premises and the Building caused by such removal.

c. Notice is hereby given that Landlord shall not be liable for any labor or materials furnished or to be furnished to Tenant upon credit, and that no mechanic's or other lien for any such labor or materials shall attach to or affect the reversion or other estate or interest of Landlord in and to the Premises. Whenever and as often as any mechanic's lien shall have been filed against the Property based upon any act or interest of Tenant or of anyone claiming through Tenant, Tenant shall forthwith take such action by bonding, deposit or payment as will remove or satisfy the lien. Landlord shall have the option, but not the obligation, of removing, bonding over or paying such lien if Tenant has not done so within ten (10) Business Days following Landlord's notice to Tenant of the filing of the same, and any amounts paid by Landlord therefor shall be paid to Landlord within ten (10) Business Days after invoice therefor as additional rent hereunder.

d. Tenant shall not be obligated to remove at the end of the Term of this Lease (i) any Improvement unless Landlord specifies an Improvement for removal at the time Landlord consents to such Improvement or (ii) any improvements built by Landlord as part of the initial fit-up of the Premises which would customarily be considered standard tenant improvement (collectively referred to herein as "Building Standard Office Improvements").

ARTICLE VI
ASSIGNMENT AND SUBLETTING

6.1 Prohibition

a. Tenant covenants and agrees that neither this Lease nor the term and estate hereby granted, nor any interest herein or therein, will be assigned, mortgaged, pledged, encumbered or otherwise transferred and that neither the Premises nor any part thereof will be encumbered in any manner by reason of any act or omission on the part of Tenant, or used or occupied or permitted to be used or occupied, by anyone other than Tenant, or for any use or purpose other than a Permitted Use, or be sublet (which term, without limitation, shall include granting of concessions, licenses and the like) in whole or in part, without, in each instance, having first received the express written consent of Landlord which, in the case of any assignment or subletting, will not be unreasonably withheld, conditioned or delayed subject to the following conditions: (i) Tenant is not then in default under this Lease beyond the expiration of any applicable notice or cure period, (ii) the proposed assignment or sublease is not to any other tenant (or any affiliate thereof) then occupying any space in the Building or to any other party (or any affiliate thereof) with whom Landlord is then, or within the prior six (6) months has been, negotiating to lease space in the Building, (iii) Tenant shall not rent the Premises at a lower rate than that which Landlord is advertising for comparable space in the Building at such time, (iv) the proposed assignee or subtenant is creditworthy and has a good reputation in the business community, (v) the proposed assignee or subtenant will not use the Premises or the Building in a manner that would materially increase consumption or usage of utilities or the pedestrian or vehicular traffic to the Premises or the Building, (vi) the proposed

assignee or subtenant is not a governmental entity, or subdivision or agency thereof, (vii) the proposed assignee or subtenant is not planning on utilizing the Premises for further sublease or assignment and (viii) any such assignment or sublease shall be subject to all the other provisions of this Article VI. Tenant's request for Landlord's consent shall be in writing and shall contain the name and address of the proposed sublessee, the rent and other sums to be paid thereunder, the effective date of the proposed sublease and the other major business terms thereof, and the term and area of any proposed sublease. In all other cases, Landlord's consent may be withheld in its sole discretion. The foregoing restrictions shall not be applicable to (x) an assignment of this Lease or a subletting of the Premises by Tenant to an entity controlling, controlled by or under common control with Tenant or (y) an assignment of this Lease to an entity that succeeds to Tenant's interest in this Lease by reason of merger, acquisition, consolidation or reorganization (collectively such entities are referred to herein as, "Affiliates"), provided that Tenant shall, before the effective date of such assignment to an entity described in the foregoing clauses (x) and (y), provide to Landlord evidence reasonably satisfactory to Landlord that, as of the date of such assignment, the assignee shall have a net worth sufficient to meet all the obligations of Tenant under the Lease. It shall be a condition of the validity of any assignment, whether with the consent of Landlord or to an Affiliate, that the assignee agrees directly with Landlord, by written instrument in form satisfactory to Landlord, to be bound by all the obligations of Tenant hereunder including, without limitation, the covenant against further assignment and subletting. No assignment or subletting shall relieve Tenant from its obligations hereunder and Tenant shall remain fully and primarily liable therefor.

b. If this Lease be assigned, or if the Premises or any part thereof be sublet or occupied by anyone other than Tenant, Landlord may, at any time and from time to time, collect rent and other charges from the assignee, subtenant or occupant, and apply the net amount collected to the rent and other charges herein reserved, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of this covenant, or the acceptance of the assignee, subtenant or occupant as a tenant or a release of Tenant from the further performance by Tenant of its obligations hereunder. The consent by Landlord to an assignment or subletting shall in no way be construed to relieve Tenant or any successor from obtaining the express consent in writing of Landlord to any further assignment or subletting. No assignment or subletting and no use of the Premises by a subsidiary wholly-owned by Tenant or controlling corporation of Tenant shall affect Permitted Uses.

c. Except with respect to assignments of the Lease or subletting of the Premises to Affiliates, Landlord, by written notice to Tenant given within ten (10) Business Days after receipt of Tenant's request for consent to an assignment or sublease, shall have the right to terminate this Lease in its entirety in the case of an assignment or with respect to the portion of the Premises that Tenant is proposing to sublet in the case of a sublease. Notwithstanding the foregoing, if Landlord elects to exercise its right to take back all or a portion of the Premises pursuant to this Section 6.1(c), Tenant shall have the right to rescind its request for consent to

assign or sublet space if such notice is given to Landlord within ten (10) Business Days after receipt of Landlord's notice exercising this option.

6.2 **Excess Payments.** If:

i. The rent and other sums received by Tenant on account of a sublease of all or any portion of the Premises exceeds the Basic Rent and Escalation Charges allocable to the space subject to the sublease (in the proportion of the area of such space to the entire Premises) plus actual out-of-pocket expenses incurred by Tenant in connection with Tenant's subleasing of such space, including brokerage commissions to a licensed broker and the cost of preparing such space for occupancy by the subtenant (the "Tenant Costs"), Tenant shall pay to Landlord, as an additional charge, 50% of such excess, monthly as received by Tenant; or

ii. Any payment received by Tenant specifically on account of any assignment of this Lease exceeds the actual out-of-pocket expenses incurred by Tenant in connection with such assignment, including brokerage commissions to a licensed broker and the cost of preparing space for the assignee (the "Tenant Costs"), Tenant shall pay to Landlord, as an additional charge, 50% of such excess when received by Tenant.

provided, however, under either subsections (i) or (ii) above, the respective Tenant Costs shall be amortized and deducted from any excess due Landlord over the term of the sublease, and in the case of assignment, over the remaining term of this Lease.

ARTICLE VII
RESPONSIBILITY FOR REPAIRS AND CONDITIONS OF PREMISES; SERVICES TO BE FURNISHED BY LANDLORD

7.1 **Landlord Repairs**

a. Except as otherwise provided in this Lease, Landlord shall keep in good order, condition and repair the roof, public areas (including common areas), exterior walls, floor slabs, the Building HVAC system (but not any special tenant HVAC system) and structure of the Building (including plumbing, mechanical and electrical systems), all insofar as they affect the Premises, except that Landlord shall in no event be responsible to Tenant for the condition of interior glass in and about the Premises (but Landlord shall be responsible for maintaining and repairing any exterior glass) or for any condition in the Premises or the Building caused by any act or neglect of Tenant, its invitees or contractors (in which case Tenant shall promptly effect such repairs or, at Landlord's option, Landlord may effect such repairs and charge the entire cost thereof to Tenant as additional rent provided, however, that if, after Tenant pays the cost of such repair, Landlord receives from its insurance carrier proceeds with respect to the cost of such repairs, Landlord shall reimburse Tenant for the cost of such repairs up to the amount actually received by Landlord with respect to the same). Landlord shall

not be responsible to make any improvements or repairs to the Building other than as expressly in this Section 7.1 provided, unless expressly provided otherwise in this Lease.

b. Landlord shall never be liable for any failure to make repairs which, under the provisions of this Section 7.1 or elsewhere in this Lease, Landlord has undertaken to make unless Tenant has given notice to Landlord of the need to make such repairs, and Landlord has failed to commence to make such repairs within a reasonable time after receipt of such notice, or fails to proceed with reasonable diligence to complete such repairs.

7.2 **Tenant's Agreement**

a. Tenant will keep neat and clean and maintain in good order, condition and repair the Premises and every part thereof, excepting only those repairs for which Landlord is responsible under the terms of this Lease, reasonable wear and tear of the Premises, and damage by fire or other casualty and as a consequence of the exercise of the power of eminent domain; and shall surrender the Premises, at the end of the term, in such condition. Without limitation, Tenant shall maintain and use the Premises in accordance with all directions, rules and regulations of the proper officers of governmental agencies having jurisdiction, and shall, at Tenant's own expense, obtain all permits, licenses and the like required by applicable law, except that Landlord shall be responsible to obtain a certificate of occupancy for Landlord's Work in accordance with Section 4.2. Tenant shall be responsible for the cost of repairs that may be made necessary by reason of damage to common areas in the Building by Tenant, Tenant's independent contractors or Tenant's invitees.

b. If repairs are required to be made by Tenant pursuant to the terms hereof, Landlord may demand that Tenant make the same forthwith, and if Tenant refuses or neglects to commence such repairs and complete the same with reasonable dispatch, after such demand, Landlord may (but shall not be required to do so) make or cause such repairs to be made. If Landlord makes or causes such repairs to be made, Tenant agrees that Tenant shall forthwith, on demand, pay to Landlord the reasonable cost thereof as an additional charge hereunder.

7.3 **Floor Load - Heavy Machinery**

a. Tenant shall not place a load upon any floor in the Premises exceeding 50 lbs. (live load) per square foot of Premises Rentable Area. Landlord reserves the right to prescribe the weight and position of all business machines and mechanical equipment, including safes, files and cabinetry, which shall be placed so as to distribute the weight. Business machines and mechanical equipment shall be placed and maintained by Tenant at Tenant's expense in settings sufficient, in Landlord's judgment, to absorb and prevent vibration, noise and annoyance. Tenant shall not move any safe, heavy machinery, heavy equipment, freight, bulky matter or fixtures into or out of the Building without Landlord's prior

consent, which consent may include a requirement to provide insurance in such amounts as Landlord may deem reasonable.

b. If any such safe, machinery, equipment, freight, bulky matter or fixtures requires special handling, Tenant agrees to employ only persons holding a Master Rigger's License to do such work, and that all work in connection therewith shall comply with applicable laws and regulations. Any such moving shall be at the sole risk and hazard of Tenant, and Tenant will exonerate, indemnify and save Landlord harmless against and from any liability, loss, injury, claim or suit resulting directly or indirectly from such moving.

7.4 **Building Services**

a. Landlord shall, on Business Days from 7:00 a.m. to 6:00 p.m. (except on Saturdays only from 8:00 a.m. to 1:00 p.m.) ("Normal Business Hours"), furnish heating and cooling as normal seasonal changes and the Massachusetts State Building Code may require to provide reasonably comfortable space temperature and ventilation for occupants of the Premises under normal business operation at an occupancy of not more than one person per 150 square feet of Premises Rentable Area and an electrical load not exceeding approximately ten (10) watts per square foot of Premises Rentable Area. If Tenant shall require air conditioning, heating or ventilation outside the hours and days above specified, Landlord shall furnish such service and Tenant shall pay therefor such charges as may from time to time be in effect. In the event Tenant introduces into the Premises personnel or equipment which exceeds the standards set forth above or in any other way interferes with the Building system's ability to perform adequately its proper functions, supplementary systems may, if and as needed, at Landlord's option, be provided by Landlord, at Tenant's expense. Except in the case of emergency or a scheduled closing of the Building, Landlord shall provide to Tenant (subject to reasonable security procedures which may be imposed by Landlord) access to the Building, an elevator and the loading dock twenty-four hours per day, seven (7) days per week.

b. Landlord shall also provide:

i. Hot water for lavatory purposes and cold water (at temperatures supplied by the City of Quincy) for drinking, lavatory, and toilet purposes. If Tenant uses water for any purpose other than as set forth in the preceding sentence, Landlord may assess a reasonable charge for the additional water so used, or install a water meter and thereby measure Tenant's water consumption for all purposes. In the latter event, Tenant shall pay the cost of the meter and the cost of installation thereof and shall keep such meter and installation equipment in good working order and repair. Tenant agrees to pay for water consumed, as shown on such meter, together with the sewer charge based on such meter changes, as and when bills are rendered, and in default in making such payment Landlord may pay such charges and collect the same from Tenant as an additional charge

hereunder. All piping and other equipment and facilities required for use of water outside the Building core will be installed and maintained by Landlord at Tenant's sole cost and expense.

ii. Cleaning and janitorial services to the Premises, provided the same are kept in order by Tenant, in accordance with the cleaning standards set forth in Exhibit D attached hereto.

iii. Passenger elevator service from the existing passenger elevator system in common with Landlord and other tenants of the Building.

7.5 **Electricity**

a. The Premises is served by the existing electrical service which Tenant has inspected and accepted (the "Basic Electrical Service"). Tenant agrees in its use of the Premises not to exceed such requirement and that its total connected lighting load shall not exceed the maximum from time to time permitted under applicable governmental regulations. In order to assure that the foregoing requirements are not exceeded and to avert any possible adverse effect on the Building's electric system, Tenant shall not, without Landlord's prior written consent, connect any fixtures, appliances or equipment to the Building's electric distribution system other than usual and customary office equipment requiring power not in excess of 20 AMPS. Landlord hereby reserves the right to separately check meter or submeter actual electric consumption in the Premises and to bill same or cause the same to be directly billed to Tenant. Basic Electrical Service shall be separately metered, checkmetered or submetered and paid by Tenant either directly to the utility or to Landlord as Landlord may direct from time to time.

b. Except as set forth in Exhibit C, Landlord shall purchase and install all lamps, tubes, bulbs, starters and ballasts for all original fluorescent tubes within the Premises. All other bulbs, tubes and lighting fixtures for the Premises shall be provided and installed by Landlord at Tenant's cost and expense.

c. In the computation of Operating Costs, only the cost of electricity supplied to those portions of the Building other than those intended to be leased to tenants for their exclusive use and occupancy, or used by the Building for its own offices, i.e., only those areas which are so-called common areas, shall be included.

7.6 **Interruption of Services**

a. Landlord reserves the right to stop the service of heating, air-conditioning, ventilating, elevator, plumbing, electricity or other mechanical systems or facilities in the Building, if necessary by reason of accident or emergency, or for repairs, alterations, replacements, additions or improvements which, in the reasonable judgment of Landlord, are desirable or necessary until said repairs, alterations, replacements, additions or improvements shall have been completed. The exercise of such right by Landlord shall not constitute an actual or

constructive eviction, in whole or in part, or relieve Tenant from any of its obligations under this Lease, or impose any liability upon Landlord or its agents by reason of inconvenience or annoyance to Tenant, or injury to, or interruption of, Tenant's business, or otherwise, or entitle Tenant to any abatement or diminution of rent. Except in case of emergency repairs, Landlord will give Tenant reasonable advance notice of any contemplated stoppage of any such systems or facilities pursuant to the foregoing and will use diligence to complete any such repairs, alterations, replacements, additions or improvements promptly. Landlord shall also perform any such work in a manner designated to minimize interference with Tenant's normal business operations.

b. If Landlord shall fail to supply, or be delayed in supplying any service expressly or impliedly to be supplied under this Lease, or shall be unable to make, or be delayed in making, any repairs, alterations, additions, improvements or decorations, or shall be unable to supply, or be delayed in supplying, any equipment or fixtures, such failure, delay or inability shall not constitute an actual or constructive eviction, in whole or in part, or relieve Tenant from any of its obligations under this Lease, or impose any liability upon Landlord or its agents by reason of inconvenience or annoyance to Tenant, or injury to, or interruption of, Tenant's business, or otherwise, or entitle Tenant to any abatement or diminution of rent.

c. Notwithstanding anything set forth in this Lease to the contrary, in the event that the utilities or services required for Tenant's use and occupancy of the Premises which Landlord is obligated hereunder to provide or make available to the Premises are interrupted or cease to be provided and (i) the interruption or cessation is within Landlord's reasonable control, (ii) the interruption or cessation prevents Tenant from occupying the Premises for conduct of Tenant's business, (iii) Tenant gives Landlord prompt written notice of the interruption or cessation, and (iv) such interruption or cessation continues for a period of ten (10) consecutive days or more, then the rent due hereunder shall abate after said ten (10) day period to the extent that Tenant's use and occupancy of the Premises are affected thereby until utilities or services are restored.

ARTICLE VIII
REAL ESTATE TAXES

8.1 Payments on Account of Real Estate Taxes

a. For the purposes of this Article, the term "Tax Year" shall mean each fiscal year (July 1 to June 30) during the Term of this Lease; and the term "Taxes" shall mean real estate taxes assessed with respect to the Property for any Tax Year. "Taxes" shall exclude (a) federal, state or local income, franchise or estate taxes and (b) interest and penalties assessed by reason of Landlord's failure to pay such real estate taxes when due (provided that Tenant makes payment to Landlord of such real estate taxes when due, otherwise Tenant shall be responsible for that portion of interest and penalties attributable to its late payment). If any special

taxes or assessment shall be levied against the Building, Landlord shall elect to pay such special tax or assessment over the longest period of time allowed by law.

b. In the event that for any reason, Taxes shall be greater during any Tax Year than Base Taxes, Tenant shall pay to Landlord, as an Escalation Charge, an amount equal to:

   i. The excess of Taxes over Base Taxes, multiplied by,

   ii. The Escalation Factor, such amount to be apportioned for any fraction of a Tax Year in which the Commencement Date falls or the Term of this Lease ends.

c. Estimated payments by Tenant on account of Taxes shall be made monthly and at the time and in the fashion herein provided for the payment of Basic Rent. The monthly amount so to be paid to Landlord shall equal to one-twelfth (1/12) of the amount required to be paid (if any) by Tenant pursuant to Paragraph b. above for the preceding Tax Year. Promptly after receipt by Landlord of bills for such Taxes, Landlord shall advise Tenant of the amount thereof and the computation of Tenant's payment on account thereof. If estimated payments theretofore made by Tenant for the Tax Year covered by such bills exceed the required payments on account thereof for such Tax Year, Landlord shall credit the amount of overpayment against subsequent obligations of Tenant on account of real estate taxes (or refund such overpayment if the Term of this Lease has ended and Tenant has no further obligation to Landlord); but if the required payments on account thereof for such Tax Year are greater than estimated payments theretofore made on account thereof for such Tax Year, Tenant shall make payment to Landlord within thirty (30) days after being so advised by Landlord and provided with a copy of the applicable tax bill and Landlord's calculation of Tenant's portion of such bill. Landlord shall have the same rights and remedies for the nonpayment by Tenant of any payments due on account of such Taxes as Landlord has hereunder for the failure of Tenant to pay Basic Rent.

8.2 Abatement

If Landlord shall receive any tax refund or reimbursement of Taxes or sum in lieu thereof with respect to any Tax Year, then out of any balance remaining thereof after deducting Landlord's expenses reasonably incurred in obtaining such refund, Landlord shall pay to Tenant, provided there does not then exist a Default of Tenant, an amount equal to such refund or reimbursement or sum in lieu thereof (exclusive of interest) multiplied by the Escalation Factor and adjusted for any partial year; provided, that in no event shall Tenant be entitled to receive more than the amount of any payments made by Tenant on account of real estate Tax increases for such Tax Year pursuant to Paragraph b. of Section 8.1.

8.3 **Alternate Taxes**

a. If some method or type of taxation shall replace the current method of assessment of real estate taxes, or the type thereof, the Tenant agrees that Tenant shall pay an equitable share of the same computed in a fashion consistent with the method of computation herein provided, to the end that Tenant's share thereof shall be, to the maximum extent practicable, comparable to that which Tenant would bear under the foregoing provisions.

b. If a tax (other than a Federal or State net income tax) is assessed on account of the rents or other charges payable by Tenant to Landlord under this Lease, Tenant agrees to pay the same within ten (10) Business Days after billing therefor which shall include reasonable supporting documentation regarding such assessment, unless applicable law prohibits the payment of such tax by Tenant. Landlord shall have the same rights and remedies for nonpayment by Tenant of any such amounts as Landlord has hereunder for the failure of Tenant to pay Basic Rent.

ARTICLE IX
OPERATING EXPENSES

2016 Base Operating Year. We pay if 2017 runs higher than 2016. We won't get a bill until March 2018 if we get one.

9.1 **Definitions**

For the purposes of this Article, the following terms shall have the following respective meanings:

Operating Year: Each calendar year in which any part of the Term of this Lease shall fall.

Operating Expenses: The aggregate costs or expenses incurred by Landlord with respect to the operation, administration, cleaning, repair, maintenance and management of the Property including, without limitation, those items enumerated in Exhibit E annexed hereto, provided that, if during any portion of the Operating Year for which Operating Expenses are being computed, less than 95% of the Building Rentable Area was occupied by tenants, actual operating expenses incurred shall be reasonably extrapolated by Landlord on an item basis to the estimated operational expenses that would have been incurred if the Building were 95% occupied for such Operating Year, and such extrapolated amount shall, for the purposes hereof, be deemed to be the Operating Expenses for such Operating Year.

9.2 **Tenant's Payment**

a. In the event that Operating Expenses for any Operating Year shall be greater than Base Operating Expenses, Tenant shall pay to Landlord, as an Escalation Charge, an amount equal to:

i. The excess of the Operating Expenses for such Year over and above Base Operating Expenses, multiplied by,

ii. The Escalation Factor, such amount to be apportioned for any Operating Year in which the Commencement Date falls or the Term of this Lease ends.

b. Estimated payments by Tenant on account of Operating Expenses shall be made monthly and at the time and in the fashion herein provided for the payment of Basic Rent. The monthly amount so to be paid to Landlord shall be sufficient to provide Landlord by the end of each Operating Year a sum equal to Tenant's required payments (if any) on account of Operating Expenses for the preceding Operating Year. Within one hundred twenty (120) days after the end of each Operating Year, Landlord shall submit to Tenant a reasonably detailed accounting of Operating Expenses for such Operating Year, and Landlord shall certify the accuracy thereof. If estimated payments theretofore made for such Operating Year by Tenant exceed Tenant's required payment on account thereof for such Operating Year, according to such statement, Landlord shall credit the amount of overpayment against subsequent obligations of Tenant with respect to Operating Expenses (or refund such overpayment if the Term of this Lease has ended and Tenant has no further obligation to Landlord); but, if the required payments on account thereof for such Operating Year are greater than the estimated payments (if any) theretofore made on account thereof for such Operating Year, Tenant shall make payment to Landlord within thirty (30) days after being so advised by Landlord and being provided with a copy of reasonable supporting documentation regarding the applicable accounting and Landlord's calculation of Tenant's portion of such amount. Landlord shall have the same rights and remedies for the nonpayment by Tenant of any payments due on account of Operating Expenses as Landlord has hereunder for the failure of Tenant to pay Basic Rent.

c. Tenant shall have the right, no more often than once in an Operating Year, exercisable within ninety (90) days following the delivery to Tenant of the accounting referred to in Section 9.2(b) regarding Operating Expenses or of Landlord's statement regarding Taxes referred to in Section 8.1(c) above, and upon reasonable prior notice to Landlord, to inspect Landlord's books and records relating to Operating Expenses and Taxes for the Operating Year covered by such accounting. Only employees of Tenant, or Tenant's certified public accountant or accounting firm (provided that such accountant or accounting firm is not retained on a contingency basis), may conduct any such inspection, which inspection shall occur at such place in Massachusetts and time (during normal business hours) as Landlord may reasonably designate. Tenant shall pay for all reasonable expenses incurred by Landlord in connection with, and relating directly to, Tenant's inspection of Landlord's books and records, provided that if such audit discloses an overstatement by Landlord in such accounting by five percent (5%) or more, Landlord shall reimburse Tenant for its reasonable third party costs incurred in connection with the audit. In any event, Landlord shall reimburse Tenant the amount of any overpayment.

ARTICLE X
INDEMNITY AND COMMERCIAL GENERAL LIABILITY INSURANCE

10.1 Tenant's Indemnity

To the maximum extent this Agreement may be made effective according to law, Tenant agrees to indemnify and save harmless Landlord from and against all claims, actions or proceedings of whatever nature arising from any act omission or negligence of Tenant or Tenant's contractors, licensees agents, servants or employees or arising from any accident, injury or damage whatsoever caused to any person, or to the property of any person, occurring after the Commencement Date of this Lease until the end of the Term of this Lease and thereafter, so long as Tenant is in occupancy of any part of the Premises, in or about the Premises, or arising from any accident, injury or damage occurring outside of the Premises but on the Property, where such accident, damage or injury results or is claimed to have resulted from an act or omission on the part of Tenant or Tenant's agents or employees or independent contractors. This indemnity and hold harmless agreement shall include indemnity against all costs, expenses and liabilities incurred in or in connection with any such claim, action or proceeding brought thereon, and the defense thereof.

10.2 Commercial General Liability Insurance

Tenant agrees to maintain in full force from the date upon which Tenant first enters the Premises for any reason, throughout the Term of this Lease, and thereafter so long as Tenant is in occupancy of any part of the Premises, a policy of general liability and property damage insurance under which Landlord (and such other persons as are in privity of estate with Landlord as may be set out in notice from Landlord to Tenant from time to time) and Tenant are named as insureds, and under which the insurer agrees to indemnify and hold Landlord, and those in privity of estate with Landlord, harmless from and against all cost, expense and/or liability arising out of or based upon any and all claims, accidents, injuries and damages set forth in Section 10.1. Each such policy shall be non-cancelable and non-amendable with respect to Landlord and Landlord's said designees without twenty (20) days prior notice to Landlord and shall be in at least the amounts of the Commercial General Liability Insurance specified in Section 1.2, and a certificate thereof evidencing broad form contractual liability, independent contractor's hazard and completed operation coverage and waiver of subrogation shall be delivered to Landlord.

10.3 Tenant's Risk

To the maximum extent this Agreement may be made effective according to law, Tenant agrees to use and occupy the Premises and to use such other portions of the Building as Tenant is herein given the right to use at Tenant's own risk; and, except to the extent caused by the negligence or willful misconduct of Landlord, its employees, contractors or agents, Landlord shall have no responsibility or liability for any loss of or damage to Tenant's Removable Property. The provisions of this Section shall be applicable from and after the execution of this Lease and until the end of the Term of this Lease, and

during such further period as Tenant may use or be in occupancy of any part of the Premises or of the Building.

10.4 **Injury Caused by Third Parties**

To the maximum extent this Agreement may be made effective according to law, Tenant agrees that Landlord shall not be responsible or liable to Tenant, or to those claiming by, through or under Tenant, for any loss or damage that may be occasioned by or through the acts or omissions of persons occupying adjoining premises or any part of the Premises adjacent to or connecting with the Premises or any part of the Property or otherwise.

10.5 **Landlord's Insurance**

Landlord shall take out and maintain throughout the Term of this Lease commercial general liability insurance for the Building and all risk fire and casualty insurance in amounts customarily carried by landlords with respect to similar buildings in the area with such policy limits as Landlord may consider appropriate. Upon request by Tenant, Landlord shall provide a certificate evidencing the foregoing insurance.

10.6 **Waiver of Subrogation**

Any insurance carried by either party with respect to the Property or property therein or occurrences thereon shall include a clause or endorsement denying to the insurer rights of subrogation against the other party to the extent rights have been waived by the insured before occurrence of injury or loss. Each party, notwithstanding any provisions of this Lease to the contrary, hereby waives any rights of recovery against the other for injury or loss due to hazards covered by such insurance to the extent of the indemnification received thereunder.

ARTICLE XI
LANDLORD'S RIGHTS

11.1 **Landlord's Access to the Premises**

After reasonable prior notice to Tenant, except in the event of an emergency, Landlord shall have the right to enter the Premises at all reasonable hours for the purpose of inspecting or making repairs to the same, and Landlord shall also have the right, upon reasonable prior notice to Tenant, to make access available at all reasonable hours to prospective or existing mortgagees, purchasers or, during the last six (6) months of the Term, potential successor tenants of the Premises.

11.2 **Landlord's Reserved Rights**

Except as otherwise expressly provided herein, Landlord shall not be liable by reason of any injury to or interference with Tenant's business arising from the making of any repairs, alterations, additions or improvements in or to the Premises or the Building or to any appurtenances or equipment therein. There shall be no abatement of Rent because of such repairs, alterations, additions or improvements. Landlord reserves the right at any

time and from time to time to make or permit alterations, improvements, changes or revisions to the Building, including without limitation, additions to, subtractions from, rearrangements of, alterations of, modifications of or supplements to the building areas, walkways, parking areas, driveways or other common areas, provided that Tenant's rights granted under this Lease shall not be materially diminished or increased by such alterations, improvements, changes or revisions.

ARTICLE XII
FIRE, EMINENT DOMAIN, ETC.

12.1 Abatement of Rent

If the Premises are damaged by fire or other casualty in the Building, Basic Rent and Escalation Charges payable by Tenant shall abate proportionately for the period in which, by reason of such damage, there is interference with Tenant's use of the Premises, to the extent Tenant may be required to discontinue Tenant's use of all or a portion of the Premises, but such abatement or reduction shall end if and when Landlord shall have substantially restored the Premises to the condition in which they were before such damage. If the Premises are affected by any exercise of the power of eminent domain, Basic Rent and Escalation Charges payable by Tenant shall be justly and equitably abated and reduced according to the nature and extent of the loss of use thereof suffered by Tenant.

12.2 Right of Termination

If the Premises or the Property are substantially damaged by fire or casualty (the term "substantially damaged" meaning damage of such a character that the same cannot, in ordinary course, reasonably be expected to be repaired within twelve (12) months from the time that repair work would commence), or, if as a result of any exercise of the right of eminent domain more than thirty percent (30%) of the Building or the Property is taken or a material portion of the parking is taken or there is a material impact on access to the Property (collectively, a "Taking"), then either party shall have the right to terminate this Lease (even if Landlord's entire interest in the Premises may have been divested) by giving to the other party notice of such party's election so to do within forty-five (45) days after the occurrence of such casualty or the effective date of such Taking, whereupon this Lease shall terminate thirty (30) days after the date of such notice with the same force and effect as if such date were the date originally established as the expiration date hereof.

12.3 Restoration

If this Lease shall not be terminated pursuant to Section 12.2, Landlord shall thereafter use due diligence to restore the Premises to proper condition for Tenant's use and occupation, provided that Landlord's obligation shall be limited to the amount of insurance proceeds available therefor. If, for any reason (including, without limitation, insufficiency or unavailability of insurance proceeds), such restoration shall not be substantially completed within twelve (12) months from the time that repair work would

commence in the case of damage by fire or casualty or from the effective date of the Taking, as applicable (which twelve (12) month period may be extended for such periods of time as Landlord is prevented from proceeding with or completing such restoration for any cause beyond Landlord's reasonable control, but in no event for more than an additional three (3) months), Tenant shall have the right to terminate this Lease by giving notice to Landlord thereof. Upon the giving of such notice, this Lease shall cease and come to an end without further liability or obligation on the part of either party. Such right of termination shall be Tenant's sole and exclusive remedy at law or in equity for Landlord's failure so to complete such restoration.

12.4 **Award**

Landlord shall have and hereby reserves and excepts, and Tenant hereby grants and assigns to Landlord, all rights to recover for damage to the Property and the leasehold interest hereby created, and to compensation accrued or hereafter to accrue by reason of such taking, damage or destruction, and by way of confirming the foregoing, Tenant hereby grants and assigns, and covenants with Landlord to grant and assign to Landlord, all rights to such damages or compensation. Nothing contained herein shall be construed to prevent Tenant from prosecuting in any condemnation proceedings a claim for the value of any of Tenant's Removable Property installed in the Premises by Tenant at Tenant's expense and for relocation expenses, provided that such action shall not affect the amount of compensation otherwise recoverable by Landlord from the taking authority.

ARTICLE XIII
DEFAULT

13.1 **Default**

If at any time subsequent to the date of this Lease any one or more of the following events (herein referred to as a "Default of Tenant") shall happen:

a. Tenant shall fail to pay the Basic Rent, Escalation Charges or other charges hereunder when due and such failure shall continue for five (5) Business Days after receipt of written notice from Landlord specifying such failure provided that Landlord shall only be required to deliver one (1) such notice in any twelve (12) month period; or

b. Tenant shall neglect or fail to perform or observe any other covenant herein contained on Tenant's part to be performed or observed and Tenant shall fail to remedy the same within thirty (30) days after written notice to Tenant specifying such neglect or failure, or if such failure is of such a nature that Tenant cannot reasonably remedy the same within such thirty (30) day period, Tenant shall fail to commence promptly to remedy the same and to prosecute such remedy to completion with diligence and continuity but in no event shall such period exceed one hundred and twenty (120) days; or

c. Tenant's leasehold interest in the Premises shall be taken on execution or by other process of law directed against Tenant; or

d. Tenant shall make an assignment for the benefit of creditors or shall file a voluntary petition in bankruptcy or shall be adjudicated bankrupt or insolvent, or shall file any petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief for itself under any present or future Federal, State or other statute, law or regulation for the relief of debtors, or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of Tenant or of all or any substantial part of its properties, or shall admit in writing its inability to pay its debts generally as they become due; or

e. A petition shall be filed against Tenant in bankruptcy or under any other law seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any present or future Federal, State or other statute, law or regulation and shall remain undismissed or unstayed for an aggregate of ninety (90) days (whether or not consecutive), or if any debtor in possession (whether or not Tenant) trustee, receiver or liquidator of Tenant or of all or any substantial part of its properties or of the Premises shall be appointed without the consent or acquiescence of Tenant and such appointment shall remain unvacated or unstayed for an aggregate of ninety (90) days (whether or not consecutive);

f. If Tenant dissolves or is dissolved or liquidated or adopts any plan or commences any proceeding, the result of which is intended to include dissolution or liquidation;

g. Then in any such case:

   i. If such Default of Tenant shall occur before the Commencement Date, this Lease shall ipso facto, and without further act on the part of Landlord, terminate; and

   ii. If such Default of Tenant shall occur after the Commencement Date, Landlord may terminate this Lease by notice to Tenant, specifying a date (which may be the date of notice) on which this Lease shall terminate and this Lease shall come to an end on the date specified therein as fully and completely as if such date were the date herein originally fixed for the expiration of the Term of this Lease (Tenant hereby waiving any rights of redemption under M.G.L. c. 186, or otherwise), and Tenant will then quit and surrender the Premises to Landlord, but Tenant shall remain liable as hereinafter provided.

   Nothing contained in this Lease shall, however, limit or prejudice the right of Landlord to prove for and obtain in proceedings under any federal or state law relating to bankruptcy or insolvency or reorganization or

arrangement, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, the damages are to be proved, whether or not the amount be greater than the amount of the loss or damages referred to above.

13.2 **Remedies**

a. If this Lease shall have been terminated as provided in this Article, or if any execution or attachment shall be issued against Tenant or any of Tenant's property whereupon the Premises shall be taken or occupied by someone other than Tenant, then Landlord may, without notice but in compliance with law, re-enter the Premises, either by summary proceedings, ejectment or otherwise, and remove and dispossess Tenant and all other persons and any and all property from the same, as if this Lease had not been made, and Tenant hereby waives the service of notice of intention to re-enter or to institute legal proceedings to that end.

b. In the event of any termination, Tenant shall pay the Basic Rent, Escalation Charges and other sums payable hereunder up to the time of such termination, and thereafter Tenant, until the end of what would have been the Term of this Lease in the absence of such termination, and whether or not the Premises shall have been re-let, shall be liable to Landlord for, and shall pay to Landlord, as current damages, the Basic Rent, Escalation Charges and other sums which would be payable hereunder if such termination had not occurred, less the net proceeds, if any, of any re-letting of the Premises, after deducting all reasonable expenses in connection with such re-letting, including, without limitation, all repossession costs, brokerage commissions, legal expenses, attorneys' fees, advertising, expenses of employees, alteration costs and expenses of preparation for such re-letting. Tenant shall pay such current damages to Landlord monthly on the days which the Basic Rent would have been payable hereunder if this Lease had not been terminated.

c. At any time after such termination, whether or not Landlord shall have collected any such current damages, Landlord may demand, as liquidated final damages and in lieu of all such current damages beyond the date of such demand, and Tenant shall pay to Landlord an amount equal to the excess, if any, of the Basic Rent, Escalation Charges and other sums as hereinbefore provided which would be payable hereunder from the date of such demand (assuming that, for the purposes of this paragraph, annual payments by Tenant on account of Taxes and Operating Expenses would be the same as the payments required for the immediately preceding Operating or Tax Year) for what remained, over the Term of this Lease if the same remained in effect, over the then fair net rental value of the Premises for the same period.

d. In case of any Default by Tenant, re-entry, expiration and dispossession by summary proceedings or otherwise, Landlord may:

i. Re-let the Premises or any part or parts thereof, either in the name of Landlord or otherwise, for a term or terms which may at Landlord's option be equal to or less than or exceed the period which would otherwise have constituted the balance of the Term of this Lease and may grant concessions or free rent to the extent that Landlord considers advisable and necessary to re-let the same; and

ii. May make such reasonable alterations, repairs and decorations in the Premises as Landlord in its sole judgment considers advisable and necessary for the purpose of re-letting the Premises; and the making of such alterations, repairs and decorations shall not operate or be construed to release Tenant from liability hereunder as aforesaid. Landlord shall in no event be liable in any way whatsoever for failure to re-let the Premises, or, in the event that the Premises are re-let, for failure to collect the rent under such re-letting. Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Tenant being evicted or dispossessed, or in the event of Landlord obtaining possession of the Premises, by reason of the violation by Tenant of any of the covenants and conditions of this Lease.

e. If a Guarantor of this Lease is named in Section 1.2, the happening of any of the events described in of this Section 13.1(d) or (e) with respect to the Guarantor shall constitute a Default of Tenant hereunder.

f. The specified remedies to which Landlord may resort hereunder are not intended to be exclusive of any remedies or means of redress to which Landlord may at any time be entitled lawfully, and Landlord may invoke any remedy (including the remedy of specific performance) allowed at law or in equity as if specific remedies were not herein provided for.

g. All costs and expenses incurred by or on behalf of Landlord (including, without limitation, reasonable attorneys' fees and expenses) in enforcing its rights hereunder or occasioned by any Default of Tenant shall be paid by Tenant.

h. Nothing contained in this Lease shall limit or prejudice the right of Landlord to prove for and obtain in proceedings for bankruptcy or insolvency by reason of the termination of this Lease, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, the damages are to be proved, whether or not the amount be greater, equal to or less than the amount of the loss or damages referred to above.

ARTICLE XIV
MISCELLANEOUS PROVISIONS AND TENANT'S ADDITIONAL COVENANTS

14.1 Extra Hazardous Use

Tenant covenants and agrees that Tenant will not do or permit anything to be done in or upon the Premises, or bring in anything or keep anything therein, which shall increase the rate of property or liability insurance on the Premises or of the Building above the standard rate applicable to premises occupied for Permitted Uses; and Tenant further agrees that, in the event that Tenant shall do any of the foregoing, Tenant will promptly pay to Landlord, on demand, any such increase resulting therefrom, which shall be due and payable as an additional charge hereunder.

14.2 Waiver

a. Failure on the part of Landlord or Tenant to complain of any action or non-action on the part of the other, no matter how long the same may continue, shall never be a waiver by Tenant or Landlord, respectively, of any of the other's rights hereunder. Further, no waiver at any time of any of the provisions hereof by Landlord or Tenant shall be construed as a waiver of any of the other provisions hereof, and a waiver at any time of any of the provisions hereof shall not be construed as a waiver at any subsequent time of the same provisions. The consent or approval of Landlord or Tenant to or of any action by the other requiring such consent or approval shall not be construed to waive or render unnecessary Landlord's or Tenant's consent or approval to or of any subsequent similar act by the other.

b. No payment by Tenant, or acceptance by Landlord, of a lesser amount than shall be due from Tenant to Landlord shall be treated otherwise than as a payment on account. The acceptance by Landlord of a check for a lesser amount with an endorsement or statement thereon, or upon any letter accompanying such a check, that such lesser amount is payment in full, shall be given no effect, and Landlord may accept such check without prejudice to any other rights or remedies which Landlord may have against Tenant.

14.3 Covenant of Quiet Enjoyment

Tenant, subject to the terms and provisions of this Lease, on payment of the Basic Rent and Escalation Charges and other charges hereunder and observing, keeping and performing all of the other terms and provisions of this Lease on Tenant's part to be observed, kept and performed, shall lawfully, peaceably and quietly have, hold, occupy and enjoy the Premises during the term hereof, without hindrance or ejection by any persons lawfully claiming under Landlord to have title to the Premises superior to Tenant; the foregoing covenant of quiet enjoyment is in lieu of any other covenant, express or implied.

14.4 Landlord's Liability

a. No owner of the Property shall be liable under this Lease except for breaches of Landlord's obligations occurring while owner of the Property. The obligations of Landlord shall be binding upon the assets of Landlord which comprise the Property and the proceeds from the sale or transfer of the Property but not upon other assets of Landlord. No individual partner, trustee, stockholder, officer, director, employee, member or beneficiary of Landlord shall be personally liable under this Lease and Tenant shall look solely to Landlord's interest in the Property (which shall be deemed to include the proceeds from the sale or transfer of the Property) in pursuit of its remedies upon an event of default hereunder, and the general assets of Landlord and of the individual partners, trustees, stockholders, officers, employees, members or beneficiaries of Landlord shall not be subject to levy, execution or other enforcement procedure for the satisfaction of the remedies of Tenant.

b. With respect to any services or utilities to be furnished by Landlord to Tenant, Landlord shall in no event be liable for failure to furnish the same when prevented from doing so by strike, lockout, breakdown, accident, order or regulation of or by any governmental authority, or failure of supply, or inability by the exercise of reasonable diligence to obtain supplies, parts or employees necessary to furnish such services, or because of war or other emergency, or for any cause beyond Landlord's reasonable control, or for cause due to any act or neglect of Tenant or Tenant's servants, agents, employees, licensees or any person claiming by, through or under Tenant.

c. In no event shall Landlord ever be liable to Tenant for any indirect or consequential damages suffered by Tenant from whatever cause. Except as set forth in Section 14.19 below, in no event shall Tenant ever be liable to Landlord for any indirect or consequential damages suffered by Landlord from whatever cause.

14.5 Notice to Mortgagee

After receiving notice from any person, firm or other entity that it holds a mortgage which includes the Premises as part of the mortgaged premises, no notice from Tenant to Landlord shall be effective unless and until a copy of the same is given to such holder (provided Tenant shall have been furnished with the name and address of such holder), and the curing of any of Landlord's defaults by such holder shall be treated as performance by Landlord.

14.6 Assignment of Rents and Transfer of Titles

a. With reference to any assignment by Landlord of Landlord's interest in this Lease, or the rents payable hereunder, conditional in nature or otherwise, which assignment is made to the holder of a mortgage on property which includes the Premises, Tenant agrees that the execution thereof by Landlord, and the

acceptance thereof by the holder of such mortgage shall never be treated as an assumption by such holder of any of the obligations of Landlord hereunder unless such holder shall, by notice sent to Tenant, specifically otherwise elect and that, except as aforesaid, such holder shall be treated as having assumed Landlord's obligations hereunder only upon foreclosure of such holder's mortgage and the taking of possession of the Premises.

b. In no event shall the acquisition of title to the Property by a purchaser which, simultaneously therewith, leases the entire Property back to the seller thereof be treated as an assumption by operation of law or otherwise, of Landlord's obligations hereunder, but Tenant shall look solely to such seller-lessee, and its successors from time to time in title, for performance of Landlord's obligations hereunder. In any event, this Lease shall be subject and subordinate to the lease between such purchaser-lessor and seller-lessee. For all purposes, such seller-lessee, and its successors in title, shall be the Landlord hereunder unless and until Landlord's position shall have been assumed by such purchaser-lessor.

c. Tenant hereby agrees that, except as provided in paragraph b. of this Section, in the event of any transfer of title to the Property by Landlord, Landlord shall thereafter be entirely freed and relieved from the performance and observance of all covenants and obligations hereunder.

d. Tenant hereby agrees not to look to the mortgagee, as mortgagee, mortgagee in possession, or successor in title to the property, for accountability for any security deposit required by the Landlord hereunder, unless said sums have actually been received by said mortgagee as security for the tenant's performance of this Lease.

e. Tenant shall not pay rent more than one month in advance.

14.7 Rules and Regulations

Tenant shall abide by rules and regulations set forth on Exhibit F hereto and any other rules and regulations established by Landlord from time to time and provided to Tenant in writing, it being agreed that such rules and regulations will be established and applied by Landlord in a non-discriminatory fashion, such that all rules and regulations shall be generally applicable to other tenants of the Building and shall not increase Tenant's obligations hereunder. Landlord agrees to use reasonable efforts to insure that any such rules and regulations are uniformly enforced, but Landlord shall not be liable to Tenant for violation of the same by any other tenant or occupant of the Building, or persons having business with them. In the event of a conflict between the terms and provisions of such Rules and Regulations and this Lease, the terms and provisions of this Lease shall control.

14.8 Additional Charges

If Tenant shall fail to pay when due any sums under this Lease, Landlord shall have the same rights and remedies as Landlord has hereunder for failure to pay Basic Rent.

14.9 **Invalidity of Particular Provisions**

If any term or provision of this Lease, or the application thereof to any person or circumstance shall, to the extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

14.10 **Provisions Binding, Etc.**

Except as herein otherwise provided, the terms hereof shall be binding upon and shall inure to the benefit of the successors and assigns, respectively, of Landlord and Tenant and, if Tenant shall be an individual, upon and to his heirs, executors, administrators, successors and assigns. Each term and each provision of this Lease to be performed by Tenant or Landlord shall be construed to be both a covenant and a condition. The reference contained to successors and assigns of Tenant is not intended to constitute a consent to assignment by Tenant, but has reference only to those instances in which Landlord may later give consent to a particular assignment as required by those provisions of Article VI hereof.

14.11 **Recording**

Tenant agrees not to record this Lease, but each party hereto agrees, on the request of the other, to execute a so-called Notice of Lease in form recordable and complying with applicable law and reasonably satisfactory to Landlord's attorneys. In no event shall such document set forth the rent or other charges payable by Tenant under this Lease; and any such document shall expressly state that it is executed pursuant to the provisions contained in this Lease, and is not intended to vary the terms and conditions of this Lease. Upon termination of this Lease, Tenant shall execute an instrument in recordable form acknowledging the date of termination.

14.12 **Notices**

Whenever, by the terms of this Lease, notices shall or may be given either to Landlord or to Tenant, such notice shall be in writing and addressed as follows:

If Intended for Landlord:

Address to Landlord at Landlord's Original Address (or to such other address or addresses as may from time to time hereafter be designated by Landlord by like notice).

If Intended for Tenant:

Address to Tenant at Tenant's Original Address (or to such other address or addresses as may from time to time hereafter be designated by Landlord by like notice).

All such notices so addressed shall be effective (i) when delivered, if hand delivered, or (ii) one (1) day after deposit with a recognized overnight delivery service or (iii) three (3) days after deposit with the U.S. Postal Service if mailed by registered or certified mail, postage prepaid, return receipt requested.

14.13 **When Lease Becomes Binding**

The submission of this document for examination and negotiation does not constitute an offer to lease, or a reservation of, or option for, the Premises, and this document shall become effective and binding only upon the execution and delivery hereof by both Landlord and Tenant. All negotiations, considerations, representations and understandings between Landlord and Tenant are incorporated herein and this Lease expressly supersedes any proposals or other written documents relating hereto. This Lease may be modified or altered only by written agreement between Landlord and Tenant, and no act or omission of any employee or agent of Landlord shall alter, change or modify any of the provisions hereof.

14.14 **Paragraph Headings**

The paragraph headings throughout this instrument are for convenience and reference only, and the words contained therein shall in no way be held to explain, modify, amplify or aid in the interpretation, construction or meaning of the provisions of this Lease.

14.15 **Rights of Mortgagee**

This Lease shall be subject and subordinate to any mortgage from time to time encumbering the Property, whether executed and delivered before or subsequent to the date of this Lease. This Section 14.15 shall be self-operative and no further instrument of subordination shall be required. In confirmation of such subordination, Tenant shall execute such commercially reasonable instruments of subordination in confirmation of the foregoing agreement as such holder may request. In the event that any mortgagee or its respective successor in title shall succeed to the interest of Landlord, then this Lease shall continue in full force and effect and Tenant shall and does hereby agree to attorn to such mortgagee or successor and to recognize such mortgagee or successor as its Landlord.

14.16 **Status Report**

Tenant shall from time to time, upon not less than fifteen (15) Business Days prior written request by Landlord, execute, acknowledge and deliver to the Landlord a statement in writing certifying that this Lease is unmodified and in full force and effect and that there are no uncured defaults of Landlord or Tenant under this Lease, that Tenant has no defenses, offsets or counterclaims against its obligations to pay the Base Rent, Escalation Charges and other charges hereunder and to perform its other covenants under this Lease and that there are no uncured defaults of the Landlord or Tenant under this Lease (or, if there have been any modifications that the same is in full force and effect as modified and stating the modifications and, if there are any defenses, offsets, counterclaims, or defaults, setting them forth in reasonable detail), and the dates to which

the Base Rent, Escalation Charges and other charges hereunder have been paid. Any such statement delivered pursuant to this Section 14.16 may be relied upon by a prospective purchaser or mortgagee of the Premises or any prospective assignee of any mortgagee of the Premises. Failure of Tenant to respond to such request within such time shall be deemed an acknowledgment by Tenant that the facts recited in such request are correct.

14.17 **Security Deposit**

Tenant shall pay the security deposit ("Security Deposit") identified in Section 1.2 above to Landlord upon execution and delivery of this Lease. Landlord shall hold the Security Deposit throughout the term of this Lease as security for the performance by Tenant of all obligations on the part of Tenant hereunder. Notwithstanding the foregoing, so long as (i) no Event of Default of Tenant has previously occurred or is ongoing, and (ii) no payment of Rent or additional rent has been past due during the Term, then Landlord shall return one-half of the Security Deposit ($20,580.12) (the "First Reduction") to Tenant on the date which is twelve (12) months following the Rent Commencement Date. In addition, in the event the First Reduction occurs and so long as (i) no Event of Default of Tenant has previously occurred or is ongoing, and (ii) no payment of Rent or additional rent has been past due during the Term, then Landlord shall return the remainder of the Security Deposit ($20,580.13) to Tenant on the date which is twenty-four (24) months following the Rent Commencement Date. Landlord shall have the right from time to time without prejudice to any other remedy Landlord may have on account thereof, to apply such Security Deposit, or any part thereof, to Landlord's damages arising from any Default of Tenant. If there is then existing no Default of Tenant, Landlord shall return the Security Deposit, less so much thereof as shall have theretofore been applied in accordance with the terms of this Section 14.17, to Tenant within thirty (30) Business Days after the expiration or earlier termination of the Term of this Lease and surrender of possession of the Premises by Tenant to Landlord at such time. The use, application or retention of the Security Deposit, or any portion thereof, by Landlord shall not prevent Landlord from exercising any other right or remedy provided by this Lease or by law. The parties agree that Landlord shall not first be required to proceed against the Security Deposit and the Security Deposit shall not operate as a limitation on any recovery to which Landlord may otherwise be entitled. While Landlord holds the Security Deposit, Landlord shall have no obligation to pay interest on the same and shall have the right to commingle the same with Landlord's other funds. If any portion of the Security Deposit is applied, Tenant shall, within ten (10) Business Days after written demand therefor, reinstate the Security Deposit to the amount then required under this Lease, and Tenant's failure to do so shall be a Default of Tenant under this Lease. If Landlord conveys Landlord's interest under this Lease, the Security Deposit, or any part thereof not previously applied, shall be turned over by Landlord to Landlord's grantee, and, if so turned over, Tenant agrees to look solely to such grantee for proper application of the Security Deposit in accordance with the terms of this Section 14.17, and the return thereof in accordance herewith. The holder of a mortgage shall not be responsible to Tenant for the return or application of any such Security Deposit, whether or not it succeeds to the position of Landlord hereunder, unless such Security Deposit shall have been received in hand by such holder.

14.18 **Remedying Defaults; Late Payments**

If Tenant shall at any time default in the performance of any obligation under this Lease, after the expiration of the applicable notice and cure period (except in the case of emergency), Landlord shall have the right, but not the obligation, to enter upon the Premises and to perform such obligation notwithstanding the fact that no specific provision for such substituted performance is made in the Lease with respect to such default. In performing such obligation, Landlord may make any payment of money or perform any other act. In the event of the exercise of such right by Landlord, Tenant agrees to pay to Landlord forthwith upon demand all such reasonable sums, together with interest thereon at a rate equal to 3% over the prime rate in effect from time to time, as published in the Wall Street Journal (but in no event less than 10% per annum or more than the maximum rate allowed by law), as an additional charge. Any payment of Basic Rent, Escalation Charges or other charges payable hereunder not paid when due shall bear interest at a rate equal to 3% over the prime rate in effect from time to time, as published in the Wall Street Journal (but in no event less than 10% per annum or more than the maximum rate allowed by law) from the due date thereof, as an additional charge.

14.19 **Holding Over**

Any holding over by Tenant after the expiration of the term of this Lease shall be treated as a daily tenancy at sufferance at a rate equal to one and one-half times the Rent provided herein (prorated on a daily basis) and shall otherwise be on the terms and conditions set forth in this Lease as far as applicable.

14.20 **Surrender of Premises**

Upon the expiration or earlier termination of the Term of this Lease, Tenant shall peaceably quit and surrender to Landlord the Premises in neat and clean condition and in good order, condition and repair, together with all alterations, additions and improvements which may have been made or installed in, on or to the Premises before or during the Term of this Lease, excepting only ordinary wear and use and damage by fire or other casualty for which, under other provisions of this Lease, Tenant has no responsibility of repair or restoration and the items installed by Landlord as part of Landlord's Work. Additionally, Tenant shall be under no obligation to remove any cabling or wiring installed by Tenant. Tenant shall remove all of Tenant's Removable Property and (i) to the extent specified by Landlord pursuant to Section 5.2, all Improvements made by Tenant and (ii) with respect to improvements made by Tenant not requiring Landlord's consent; and Tenant shall repair any damages to the Premises or the Building caused by such removal. Notwithstanding anything in this Lease to the contrary, Tenant shall have no obligation to remove Building Standard Office Improvements from the Premises. Any of Tenant's Removable Property which shall remain in the Building or on the Premises after the expiration or termination of the Term of this Lease shall be deemed conclusively to have been abandoned, and either may be retained by Landlord as its property or may be disposed of in such manner as Landlord may see fit, at Tenant's sole cost and expense.

14.21 **Brokerage**

Tenant warrants and represents that Tenant has dealt with no broker except Cushman & Wakefield of Massachusetts (the "Broker") in connection with the consummation of this Lease and, in the event of any other brokerage claims against Landlord predicated upon a broker's dealings with Tenant in connection with this Lease, Tenant agrees to defend the same and indemnify Landlord against any such claim. Landlord shall pay the commission of the Broker in accordance with the separate written agreement between Landlord and said party.

14.22 **Environmental Compliance**

Tenant shall not cause any hazardous or toxic wastes, hazardous or toxic substances or hazardous or toxic materials (collectively, "Hazardous Materials") to be used, generated, stored or disposed of on, under or about, or transported to or from, the Premises (collectively, "Hazardous Materials Activities") without first receiving Landlord's written consent, which may be withheld for any reason and revoked at any time. If Landlord consents to any such Hazardous Materials Activities, Tenant shall conduct them in strict compliance (at Tenant's expense) with all applicable Regulations, as hereinafter defined, and using all necessary and appropriate precautions. Landlord shall not be liable to Tenant for any Hazardous Materials Activities by Tenant, Tenant's employees, agents, contractors, licensees or invitees, whether or not consented to by Landlord. Tenant shall indemnify, defend with counsel reasonably acceptable to Landlord and hold Landlord harmless from and against any claims, damages, costs and liabilities, arising out of Tenant's Hazardous Materials Activities. For purposes hereof, Hazardous Materials shall include but not be limited to substances defined as "hazardous substances," "toxic substances," or "hazardous wastes" in the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended; the federal Hazardous Materials Transportation Act, as amended; and the federal Resource Conservation and Recovery Act, as amended ("RCRA"); those substances defined as "hazardous wastes" in the Massachusetts Hazardous Waste Facility Siting Act, as amended (Massachusetts General Laws Chapter 21D); those substances defined as "hazardous materials" or "oil" in Massachusetts General Laws Chapter 21E, as amended; and as such substances are defined in any regulations adopted and publications promulgated pursuant to said laws (collectively, "Regulations"). Before using, storing or maintaining any Hazardous Materials on or about the Premises, Tenant shall provide Landlord with a list of the types and quantities thereof, and shall update such list as necessary for continued accuracy. Tenant shall also provide Landlord with a copy of any Hazardous Materials inventory statement required by any applicable Regulations, and any update filed in accordance with any applicable Regulations. If Tenant's activities violate or create a risk of violation of any Regulations, Tenant shall cease such activities immediately upon notice from Landlord. Tenant shall immediately notify Landlord both by telephone and in writing of any spill or unauthorized discharge of Hazardous Materials or of any condition constituting an imminent hazard under any Regulations. Upon reasonable prior notice to Tenant, Landlord, Landlord's representatives and employees may enter the Premises at any time during the Term to inspect Tenant's compliance herewith, and may disclose any violation of any Regulations to any governmental agency with jurisdiction. Nothing

herein shall prohibit Tenant form using minimal quantities of cleaning fluid and office supplies which may constitute Hazardous Materials but which are customarily present in premises devoted to office use, provided that such use is in compliance with all applicable laws and subject to all of the other provisions of this Section 14.22.

14.23 **Substitute Space**

If Landlord so requests, Tenant shall vacate the Premises and relinquish its rights with respect to the same, provided that Landlord shall provide to Tenant substitute space in the Building, such space to be reasonably comparable in size, layout, including views reasonably consistent with the views of the Premises (Landlord acknowledging that the substitute space may not be below the sixth (6th) floor of the Building), finish and utility to the Premises, and, further provided that Landlord shall, at its sole cost and expense, move Tenant and its personal property from the Premises to such new space in such a manner as will minimize, to the greatest extent practicable, undue interference with the business or operation of Tenant. Any such substitute space shall, from and after such relocation, be treated as the Premises demised under this Lease, and shall be occupied by Tenant under the same terms, provisions and conditions as are set forth in this Lease.

14.24 **Exhibits**

Exhibits A, B, C, D, E, and F attached hereto are hereby incorporated by reference as fully as if set forth herein in full.

14.25 **Governing Law**

This Lease shall be governed exclusively by the provisions hereof and by the Laws of the Commonwealth of Massachusetts, as the same may from time to time exist.

14.26 **Evidence of Authority.**

Each party hereby represents that the execution of this Lease has been properly authorized and that the individual executing this Lease on behalf of such party is authorized to do so.

14.27 **Financial Statements**

From and after the date which is forty-five (45) days following the end of each calendar year during the Term, within fifteen (15) days following Landlord's request Tenant shall provide Landlord with a copy of Tenant's most recent audited financial statements (including any notes to them) or, if no such audited statements have been prepared, such other financial statements (and notes to them) as may have been most recently prepared by an independent certified public accountant or, if no such statements have been prepared, current internally prepared financial statements in form acceptable to Landlord, certified by Tenant's Chief Financial Officer. In addition, within twenty (20) days after delivery to Tenant of Landlord's request to do so, Tenant shall furnish such additional financial statements or other financial information as Landlord may reasonably request in connection with a sale of financing of the Building.

ARTICLE XV
TENANT OPTION TO EXTEND

15.1 Fair Market Rent

Whenever any provision of this Lease provides that the Fair Market Rent shall be calculated, it shall mean the fair rent for the Premises as of the commencement of the period in question under market conditions for comparable first class office space in the Suburban Boston, Massachusetts/South Shore market, as well as such annual increases in rent for the period in question as are consistent with then current market conditions. Fair Market Rent shall be determined by agreement between Landlord and Tenant, but if Landlord and Tenant are unable to agree upon the Fair Market Rent within twenty (20) days after the date on which Tenant delivers notice of its exercise of its option to extend under Section 15.2 below, then the Fair Market Rent shall be determined by appraisal made as hereinafter provided by a board of three (3) reputable independent commercial real estate brokers, each of whom shall have at least ten (10) years of experience in the eastern Massachusetts rental market for comparable properties and each of whom is hereinafter referred to as "appraiser". Tenant and Landlord shall each appoint one such appraiser and the two appraisers so appointed shall appoint the third appraiser. The cost and expenses of each appraiser appointed separately by Tenant and Landlord shall be borne by the party who appointed the appraiser. The cost and expenses of the third appraiser shall be shared equally by Tenant and Landlord. Landlord and Tenant shall appoint their respective appraisers within fifteen (15) days after the expiration of such twenty (20) day period, and shall designate the appraisers so appointed by notice to the other party. The two appraisers so appointed and designated shall appoint the third appraiser within fifteen (15) days after their appointment, and shall designate such appraiser by notice to Landlord and Tenant. The board of three appraisers shall determine the Fair Market Rent of the space in question as of the commencement of the period to which the Fair Market Rent shall apply and shall notify Landlord and Tenant of their determinations within thirty (30) days of their appointment. If the determinations of the Fair Market Rent of any two or all three of the appraisers shall be identical in amount, said amount shall be deemed to be the Fair Market Rent of the Premises. If the determinations of all three appraisers shall be different in amount, the average of the two values nearest in amount shall be deemed the Fair Market Rent. Notwithstanding the foregoing, if either party shall fail to appoint its appraiser within the period specified above (such party referred to hereinafter as the "failing party"), the other party may serve notice on the failing party requiring the failing party to appoint its appraiser within five (5) days of the giving of such notice and if the failing party shall not respond by appointment of its appraiser within said five (5) day period, then the appraiser appointed by the other party shall be the sole appraiser hereunder. The determination of Fair Market Rent by the appraisers hereunder shall be final and binding upon the parties.

15.2 Option to Extend

Tenant shall have the right and option to extend the Term for one (1) additional period of five (5) years (the "Extension Term"), commencing the day after the expiration of the Initial Term and ending on the fifth anniversary thereof, provided that Tenant shall give

Landlord notice of Tenant's exercise of such option no more than fifteen (15) months and no less than twelve (12) months prior to the expiration of the Initial Term, and provided further that Tenant shall not be in default beyond any applicable notice or cure periods at the time of giving such notice or at the commencement of the Extension Term in the performance or observance of any of the terms and provisions of this Lease on the part of the Tenant to be performed or observed. Prior to the exercise by Tenant of such option, the expression "Term" shall mean the Initial Term as the same may have been extended, and after the exercise by Tenant of such option, the expression "Term" shall mean the Term as it has been then extended. All of the terms, covenants, conditions, provisions and agreements in this Lease contained shall be applicable to the then extended Term, except as hereinafter set forth. If Tenant shall give notice of its exercise of this option to extend in the manner and within the time period provided aforesaid, the Term shall be extended upon the giving of such notice without the requirement of any further action on the part of either Landlord or Tenant however, the parties shall promptly enter into an amendment to this Lease to document the Basic Rent owed during the Extended Term. If Tenant shall fail to give timely notice of the exercise of such option as aforesaid, Tenant shall have no right to extend the Term of this Lease, time being of the essence of the foregoing provisions. The Basic Rent payable during the Extension Term shall be the greater of (a) the Basic Rent for the last year of the Initial Term, or (b) the Fair Market Rent determined in accordance with Section 15.1 above. This option shall be personal to Stran & Company, Inc. and shall not be exercisable by any other party.

[Signatures on Next Page]

IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be duly executed, under seal, by persons hereunto duly authorized, in multiple copies, each to be considered an original hereof, as of the date first set forth above.

LANDLORD:

CAMPANELLI-TRIGATE HERITAGE QUINCY, LLC, a Delaware limited liability company

By: Daniel R DeMarco
Name: Daniel R DeMarco
Title: Authorized Signatory

TENANT:

STRAN & COMPANY, INC., a Massachusetts corporation

By:____________________
Name:____________________
Title:____________________

IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be duly executed, under seal, by persons hereunto duly authorized, in multiple copies, each to be considered an original hereof, as of the date first set forth above.

LANDLORD:

CAMPANELLI-TRIGATE HERITAGE QUINCY, LLC, a Delaware limited liability company

By:________________________
Name:________________________
Title:________________________

TENANT:

STRAN & COMPANY, INC., a Massachusetts corporation

By: Andy Shape
Name: ANDY SHAPE
Title: PRESIDENT

4

EXHIBITS

EXHIBIT A

THE LAND

Two certain parcels of land being numbered 13 and 16 on a plan drawn by H.W. Moore Associates Inc. Surveyors dated March 18, 1982, as approved by the Land Court, filed in the Land Registration Office as Plan No. 35537D, a copy of a portion of which is filed with the Norfolk County Registry District of the Land Court and noted on Certificate of Title No. 114415.

EXHIBIT B

FLOOR PLAN

[Plan Immediately Follows]


CEO
ADMIN
PARTNER
OFFICE 1
OFFICE 2
OFFICE 3
OFFICE 4
OFFICE 5
OFFICE 6
COPY / PRINT
COFFEE NICHE
RECEPTION
STOR.
DISPLAY AREA
OFFICE 8
OFFICE 7
CONFERENCE
SALES OFFICE 5
SALES OFFICE 4
SALES OFFICE 3
SALES OFFICE 2
SALES OFFICE 1
OFFICE 10
OFFICE 9

FIT-UP REQUIREMENTS

(1) CEO
(1) PARTNER
(1) ADMIN.
(10) OFFICES
(5) SMALLER SALES OFFICES
(1) RECEPTION
(1) CONFERENCE ROOM
(1) BREAK ROOM
(1) COPY AREA
(1) IT ROOM
(24) 8 X 8 WORKSTATIONS

KEY

- VACANT /EXISTING TENANT AREAS
- TENANT AREA
- BUILDING CORE
- EXISTING PARTITION
- NEW PARTITION
- DEMOLISH PARTITION
- NEW GLASS SIDELIGHT
- EXISTING DOOR
- NEW DOOR

SIXTH FLOOR - DRAFT LEASE PLAN

10,509 R.S.F.+/-

Stran Promotional Solutions
Two Heritage Drive, Quincy, MA

Campanelli One Campanelli Drive • Braintree, MA

Project No: 214205
Date: November 25, 2014- REV
Drawn By: MMK

V6

BKA Architects, Inc.
Architecture + Interiors
142 Crescent St Brockton, MA 02302
t 508.583.5603 f 508.584.2514

EXHIBIT C – Landlord's Work

Outline Specification

For Tenant Improvements

Provided by Landlord

For

Stran Promotional

Professional Offices

10,509 RSF

At

HERITAGE

LANDING

NORTH QUINCY, MA

6th floor

#2 Heritage Drive

Quincy, MA

Campanelli

December 24, 2014

General

Architect: Landlords Architect is BKA Architects Inc. and they have prepared Preliminary Schematic Plans listed below. The Schematic Plans shall be the basis for development of construction drawings necessary to build the Tenant Improvements.

General Contractor: The General Contractor shall be Campanelli Associates Construction Corporation.

The General Contractor shall furnish all materials and perform all work necessary to complete the construction and execution of Landlord's Work to the Premises and to render Premises acceptable for occupancy by the Tenant. Landlord's Work shall include furnishing architectural, engineering and construction contracting services in strict accordance with Landlord's Work and any future approved changes thereto.

Tenant shall appoint an individual as Tenant's Representative to make decisions, changes to plans and provide approvals. No extra work, change, amendment, revision or other directive shall be made unless so ordered and authorized in writing by Tenant's Representative and Landlord's representative.

Preliminary Schematic Plans;
Entitled "Stran Promotional Solutions - EXHIBIT A", V6, Dated 11/25/14, produced by BKA Architects, Inc.

Existing Improvements: The proposed work includes re-use of existing improvements. These improvements shall include but not be limited to electrical fixtures and equipment, HVAC equipment, walls, doors, and suspended ceiling grid. All existing improvements that are to be re-used shall be repaired or refinished and placed in good serviceable condition in accordance with Landlord's work.

Finishes: Landlord will present carpet samples for Tenant's selection. Landlord's Architect shall prepare finish boards demonstrating up to three (3) combinations of finishes and colors for the various materials including wall, trim, paint colors, wall base, laminates and VCT coordinated to the selected carpet. These finish boards shall be provided to Tenant for selection and approval. The final approvals by Tenant shall be incorporated as part of Landlord's work.

The following Outline Specification represents Landlord's Work and corresponds to the Preliminary Schematic Plans listed above.

Stran Promotional
Outline Specification
December 24, 2014

The following tenant improvements shall be constructed substantially as shown on the Preliminary Schematic Plans prepared by the Landlord's Architect, and as more specifically described below.

1. *Interior Partitions*

Interior Partitions as shown on plans' prepared by the Landlord's Architect

A. All new interior partition walls will be constructed of 3- 5/8" wide, steel studs, channels and tracks with 5/8" gypsum wallboard mounted to each side of the partition, unless otherwise shown on construction drawings.
B. All wallboard joints shall be reinforced with wall board tape and filled with joint compound. Wallboard shall be furnished in 48 inch width and lengths; as will result in a minimum number of joints.
C. Unless otherwise identified on construction drawings, all interior partitions will receive 4" vinyl wall base, color as selected by Tenant from Landlord provided samples.
D. Unless otherwise specified, all new interior partitions at offices and related spaces will be constructed to 6" above the ceiling height.
E. New partitions will be constructed with fiberglass sound insulation, full height within wall cavity.
F. Existing partitions and other walls to remain are to be repaired to remove imperfections, refinished if required to provide a consistent finished surface.

2. *Interior Glass*

A. Interior glass side-lites, approximately 2'0"+- wide and door height, with single tempered glass in welded steel frames shall be provided as described below. Side-lite width may vary subject to dimensional restrictions. Side-lites shall be provided at the following locations;
   i. One side lite at Fourteen (14) new Offices as shown on the Preliminary Schematic Plan.
   ii. One side lite at front entry door as shown on the Preliminary Schematic Plan.

3. *Interior Doors*

Interior Doors to be provided as shown on plans' prepared by the Landlord's Architect

A. All new interior doors shall be 3'-0"+- wide, 1-3/4" thick by 7'-0" tall solid core, pre-finished natural dark cherry wood veneer doors set in painted hollow metal frames or as shown on the construction documents. Door width may vary based dimensional restrictions.
B. All new interior doors will be set in hollow metal frames (painted).
C. New main entrance door shall be 3'-0"+- wide, 1-3/4" thick by 8'-0", wood veneer in a hollow metal frame.
D. Hardware at all new doors will be commercial duty, Best Brand or equal, non-mortised, compatible with Best Brand cores and shall match existing finish as close as possible. Locksets shall be installed on all new offices, conference room, Storage, Supply and Tel/Data room doors. Passage sets will be installed at all other new door locations. The initial hardware installation shall include construction cores. Final cores and keying by Tenant.
E. Existing doors with existing hardware to remain shall be touched up to remove minor imperfections.

4. *Ceilings*

A. Ceilings shall be 24" x 24"x 5/8", acoustic tile, with reveal edge to match existing as close as possible, manufactured by Armstrong or equal on suspended metal grid at existing height, or as noted on the construction drawings.
B. Acoustical materials shall be installed in accordance with procedure endorsed by Acoustical and Insulating Materials Association.
C. Existing metal grid shall remain and be modified to accept new wall layout.
D. Areas to receive new ceilings shall match existing as close as possible.

5. *Flooring*

A. *Commercial Carpet.* Carpet material shall be glue-down, broadloom, color strand nylon, 22 oz / sy minimum and manufactured by Mohawk Industries or as selected by Tenant from Landlord provided samples. A 4" vinyl base at all walls shall be provided.
   a. Locations: Enclosed and open Office areas, Reception, hallways and contiguous related spaces.

B. *Vinyl Composition Tile (VCT)*, 12" x 12" x 1/8" vinyl composition tile equal or similar to Exelon by Armstrong. Up to three color, set at pattern identified by the Architect, with colors as selected by Tenant from Landlord provided samples.
   a. Locations: IT Closet, Coffee Niche and Storage.

6. Millwork/Cabinetry

Millwork to be provided as shown on plans prepared by the Landlord's Architect and identified below;

A. Location: Product Area
Typical Base Cabinet, Counter Top, Wall mount (above)not to exceed 8 linear feet.
Spec.: User Side – Flush drawers and doors with cabinet flush panel design, standard plastic laminate finish.
Counter – Plastic laminate surface material
Interior – Plastic laminate surface material w/ single ½ shelf
Colors – As selected by Tenant from Landlord provided color boards.

7. Painting

A. *Painting;* All interior partition walls, door frames and trim shall be painted a primer and two (2) finish coats, colors, not to exceed a total of two (2) wall colors per Conference room, and no more than two (2) wall colors in the Open Office area with no more than three (3) colors in the entire premises. Tenant shall select final color scheme from Landlord provided finish boards.
B. New wood veneer doors shall be factory finished. Existing wood veneer doors to receive a light sand and clear coat sealer as required. All wood veneer doors to match as close as possible given natural variations encountered in the wood veneers.
C. Drywall ceilings (if present) shall be paint finished, color ceiling white.

8. Plumbing

A. Common toilet areas shall be provided for both sexes on each floor.
B. One (1) stainless steel, single bowl sink and faucet shall be provided at the Coffee Niche.
C. Hot and cold water supply shall be provided at the new Product Area sink.
D. Hot water will be supplied from common area hot water heater or if not available from point of source water heaters (electric) installed in base cabinet below sink or above the ceiling in the tenant lease area.

9. HVAC

A. General
   a. The spaces within the building are mechanically heated, cooled and ventilated, where required, in accordance with applicable codes and good practice. In general, cooling and heating is provided by multiple water sourced heat pump units with conditioned air distributed through ductwork to the spaces and returned via the plenum. A custom built roof top make-up air unit with high efficiency energy recovery provides fresh air distributed to each heat pump. Roof top cooling towers and a boiler provide tempered water for the heat pump units. Tenant's premises shall be served by the buildings HVAC system.
B. Heat Pump System
   a. The building has been provided with multiple heat pump units. Each unit provides dedicated heating and cooling to individual zones within Tenant's premises.
   b. Each unit includes filters, supply fan, condenser with reversing cycle and piped condensate drain.

c. The units are located within the ceiling plenum within close proximity to make up air supply.
d. A two (2) cell roof top evaporative cooling tower provides tempered water to the heat pumps.
e. A custom, roof top, make up unit with energy recovery and DX cooling provides fresh air intake.
f. Air serving the following areas is exhausted to the outdoors via separate exhaust fans: Toilet Rooms, and Electric rooms.

C. Supply and Return Air Distribution System
   a. Supply air is distributed from the roof top make up air unit through ductwork to plenum space, and individual heat pump units then distribute to ducted local ceiling mounted diffusers. Each heat pump unit serves a dedicated zone which ranges in size and area of coverage. Ductwork shall be distributed to serve all occupied spaces. New supply air ductwork is to be thermally insulated.
   b. Return air circulated via a return air plenum.
   c. Existing zones to remain with distribution ductwork modified to serve the new layout. All zone devices will be tested and placed in good working condition.
   d. The Premises are served by multiple heat pumps units. Each device serves one zone.

D. Automatic Temperature Controls
   a. The building is equipped with a computer based energy management system providing automatic temperature controls that will control multiple functions/systems to maintain proper environmental conditioners at all times.
   b. Zones are controlled to specified temperature by the energy management system through local thermostats / zone sensors.
   c. Existing Zones to remain with distribution ductwork modified to serve the new layout. All zone devices will be tested and placed in good working condition.

E. HVAC Specialty Spaces / Systems
   a. Other cooling, ventilation or exhaust for Tenant's equipment or process's is to be paid for or provided by tenant.

10. Electrical

A. Electrical; The building is served by a 4,000 ampere 277/480 volt, 3 phase, 3 wire secondary metered service. Step down transformers shall serve 120/208, 3 phase 4 wire loads.

B. Building power shall be provided to the tenant space, sufficient to provide three (3) watts of power per usable square foot for tenants lighting and receptacles. 480/277 volt electrical panels, transformers and 208/120 volt electric panels will be provided for the Tenant's Use. Electric panels shall be wall mounted in the tenant's leased space on a wall within or within close proximity to the Product Area. Tenant's transformer shall be mounted above the ceiling within close proximity of the electric panels. Electric sub-meter shall meter Tenant's electric.

C. General illumination in Conference rooms, Storage and other related areas which are to receive suspended ceilings will be provided through existing and new 2' x 2' or 2' x 4', recessed, indirect center basket type, fluorescent fixtures, suspended pendant, down lights or other existing light fixtures. New fixtures shall match existing as close as possible.

D. Light switching where possible and practical at new areas shall be by occupant sensors.

E. Receptacles and general electrical power shall be provided as follows;
   a. Conference room to receive a minimum of (4) standard duty, wall mount, 110 volt duplex receptacles.
   b. Offices to receive a minimum of (3) standard duty, wall mount, 110 volt duplex receptacles.
   c. One (1) Copy / Storage location identified on the plan shall be provided with one (1) 20 amp dedicated quad receptacle and one (1) standard duty, wall mount, 110 volt duplex receptacle.

d. Coffee Niche shall be provided with (2) standard duty, wall mount, 110 volt duplex receptacles, (3) counter top standard duty, wall mount, 110 volt duplex receptacles with GFI and (1) 20 amp dedicated receptacles for a refrigerator.
e. Tenant provided workstations shall be wired from ceilings or walls utilizing tenant provided electrical whips serving sixteen (24) modular workstations and the Reception desk. Power shall be provided equivalent to two (1) 20 amp circuit for each +-5 modular workstations. Modular workstations and components shall be provided and installed by tenant.
f. The Conference room, shall each receive one wall mounted recessed outlet and blocking for Tenant's flat screen monitor. The wall blocking at these locations will be approximately 2' x 2'.
g. Three (3) standard duty duplex receptacles shall be provided for general power in the open space.
h. IT Closet room to receive one (1) 20 amp dedicated quad outlets and two standard duplex receptacles.

F. Emergency lighting shall be provided in accordance with state and local codes.
G. A fire alarm system shall be provided per state and local code requirements.
H. Telephone and Data Communications
   a. All wiring, equipment and termination connections are by tenant's vendor.
   b. Landlord shall provide (1) box with pull string at all new hard walled spaces or rooms.
   c. Other electrical wiring, dedicated circuits or devices may be provided at Tenants cost.
I. Emergency Back-Up Power is available and may be provided at Tenants cost.

11. Fire Protection

A. Fire sprinkler system shall be wet-type covering the entire building and in tenant areas in accordance with requirements of local codes and local fire department. Existing drop down exposed chrome pendant sprinkler heads with chrome escutcheons and/or concealed heads shall remain.
B. *Fire Alarm* - A fire alarm control panel serves the building and shall be connected to Tenant's fire alarm devices. Fire alarm devices shall be installed in accordance with the requirements of local codes as approved by the local governing fire department.
C. The Fire alarm includes alarm monitoring.

12. Specialties

A. *Window Blinds:* Building standard, smooth vinyl, vertical blinds shall be provided at exterior windows.

13. *GENERAL NOTES*

A. Telecommunications and data wiring or systems, furnishings, workstations, appliances (refrigerator, microwave oven,...), video / conference equipment, flat panel monitors, floor mounted electric devices, security systems, door access & security systems, dedicated HVAC or other equipment are not included.

B. This proposal is based on professional office use which does not involve storage or handling of any hazardous materials.

C. Exterior entry doors to building shall be equipped with a DSX, HID Proximity Card (or equal) access system at exterior building lobby doors for after hour access. Tenant may program their own compatible access system to operate exterior doors and elevator access controls subject to Landlords approval. Tenant's vendor to coordinate and confirm system compatibility.

EXHIBIT D

CLEANING SPECIFICATIONS

A. Premises

Daily on Business Days:

1. Empty and clean all waste receptacles and ash trays and remove waste material from the Premises; wash receptacles as necessary.

2. Sweep and dust mop all uncarpeted areas using a dust-treated mop.

3. Spot vacuum all rugs and carpeted areas.

4. Hand dust and wipe clean with treated cloths all horizontal surfaces including furniture, office equipment, window sills, door ledges, chair rails and counter tops, within normal reach.

5. Wash clean all water fountains.

6. Upon completion of cleaning, all lights will be turned off and doors locked, leaving the Premises in an orderly condition.

Weekly:

Vacuum all rugs and carpeted areas.

Quarterly:

Render high dusting not reached in daily cleaning to include:

1. Dusting all pictures, frames, charts, graphs and similar wall hangings.

2. Dusting all vertical surfaces, such as walls, partitions, doors and ducts.

3. Dusting all pipes and high moldings.

B. Lavatories

Daily on Business Days:

1. Sweep and damp mop floors.

2. Clean all mirrors, powder shelves, dispensers and receptacles, bright work, flushmeters, pipes and toilet seat hinges.

3. Wash both sides of all toilet seats.

4. Wash all basin, bowls and urinals.

5. Dust and clean all powder room fixtures.

6. Empty and clean paper towel and sanitary disposal receptacles.

7. Remove waste paper and refuse.

8. Refill tissue holders, soap dispensers, towel dispensers, vending sanitary dispensers; materials to be furnished by Landlord.

9. A sanitizing solution will be used in all lavatory cleaning.

Monthly:

1. Machine scrub lavatory floors.

2. Wash all partitions and tile walls in lavatories.

C. Main Lobby, Building Exterior and Corridors

Daily on Business Day:

1. Sweep and wash all floors.

2. Wash all rubber mats.

3. Clean elevators, wash or vacuum floors, wipe down walls and doors.

4. Spot clean any metal work inside lobby.

5. Spot clean any metal work surrounding building entrance doors.

Monthly:

All resilient tile floors in public areas to be treated equivalent to spray buffing.

Bi-Annually:

Windows washed inside and outside — weather permitting.

D. Miscellaneous Services

If Tenant requires services in excess of those described above shall request same through Landlord, at Tenant's expense.

EXHIBIT E

ITEMS INCLUDED IN OPERATING EXPENSES

Without limitation, Operating Expenses shall include:

1. All expenses incurred by Landlord or Landlord's agents which shall be directly related to employment of personnel, including amounts incurred for wages, salaries and other compensation for services, payroll, social security, unemployment and similar taxes, workmen's compensation insurance, disability benefits, pensions, hospitalization, retirement plans and group insurance, uniforms and working clothes and the cleaning thereof, and expenses imposed on Landlord or Landlord's agents pursuant to any collective bargaining agreement for the services of employees of Landlord or Landlord's agents in connection with the operation, repair, maintenance, cleaning, management, security, and protection of the Property (including, without limitation, a cafeteria and/or common vending area, if any, provided by Landlord), and its mechanical systems including, without limitation, day and night supervisors, property manager, accountants, bookkeepers, janitors, carpenters, engineers, mechanics, electricians and plumbers and personnel engaged in supervision of any of the persons mentioned above; provided that, if any such employee is also employed on other property of Landlord, such compensation shall be suitably prorated among the Property and such other properties. Notwithstanding the foregoing, Operating Expenses shall not include salaries of individuals above the level of Property Manager.

2. The cost of services, materials and supplies furnished to the Building or tenants thereof or used in the operation, repair, maintenance, cleaning, management, security, and protection of the Property and its mechanical systems (including, without limitation, shuttle services, a cafeteria and/or common vending area, if any, provided by Landlord).

3. The cost of replacements for tools and other similar equipment used in the repair, maintenance, cleaning, security, and protection of the Property (including, without limitation, a cafeteria and/or common vending area, if any, provided by Landlord), provided that, in the case of any such equipment used jointly on other property of Landlord, such costs shall be suitably prorated among the Property and such other properties and of establishment of reasonable reserves relating to operation and maintenance of the Property.

4. Where the Property is managed by Landlord or an affiliate of Landlord, a sum equal to the amounts customarily charged by management firms in the Boston area for similar properties, but in no event more than five percent (5%) of gross annual income of the Property, whether or not actually paid, or where otherwise managed, the amounts accrued for management, together with amounts accrued for legal and other professional fees relating to the Property, but excluding such fees and commissions paid in connection with services rendered for securing or

renewing leases and for matters not related to the normal administration and operation of the Building.

5. Premiums for insurance against damage or loss to the Building from such hazards as shall from time to time be generally required by institutional mortgages in the Quincy area for similar properties, including, but not by way of limitation, insurance covering loss of rent attributable to any such hazards, and public liability insurance.

If, during the Term of this Lease, Landlord shall make a capital improvements or other costs incurred in connection with the Building (a) which are intended to effect economies in the operation or maintenance of the Building, or any portion thereof (i.e., are reasonably anticipated by Landlord to reduce Operating Expenses as they relate to the item which is the subject of the capital expenditure or to reduce the rate of increase in the Operating Expense which relates to the item which is the subject of the capital expenditure from what it otherwise may have been reasonably anticipated to be in the absence of such capital expenditure), (b) that are required under any governmental law or regulation or insurance or utility company requirements, except with respect to conditions existing in violation thereof on the Commencement Date, or (c) which Landlord determines, in its sole but reasonable discretion are necessary to enhance Building security and improve security measures at the Building, the total cost of which is not otherwise properly includable in Operating Expenses for the Operating Year in which it was made, there shall nevertheless be included in such Operating Expenses for the Operating Year in which it was made and in Operating Expenses for each succeeding Operating Year during the useful life of the capital expenditure the annual charge-off of such capital expenditure. Annual chargeoff shall be determined by dividing the original capital expenditure plus an interest factor, reasonably determined by Landlord, as being the interest rate then being charged for long-term mortgages by institutional lenders on like properties within the locality in which the Building is located, by the number of years of useful life of the capital expenditure; and the useful life shall be determined reasonably by Landlord in accordance with generally accepted accounting principles and practices in effect at the time of making such expenditure.

6. Costs for electricity, water and sewer use charges, and other utilities supplied to the Property and not paid for directly by tenants.

7. Betterment assessments (including interest charged thereon) provided the same are apportioned equally over the longest period permitted by law.

8. Amounts paid to independent contractors for services, materials and supplies furnished for the operation, repair, maintenance, cleaning and protection of the Property.

9. Amounts paid under any declaration of covenants, development plans, parking easements or other agreements or documents running with or burdening the Land or Building.

10. The cost of services, materials, utilities and supplies used in the operation, repair, maintenance, cleaning, management, security, and protection of the Building's fitness center, including without limitation the costs of leasing, repairing, maintaining and/or replacing fitness center equipment.

11. The cost of services, materials, utilities and supplies used in the operation, repair, maintenance, cleaning, management, security, and protection of the parking areas for the Building.

12. Operating deficits incurred in the operation of the Building cafeteria.

Operating Expenses shall not include the following: (A) Painting, redecorating or other work which Landlord performs for any other tenant or prospective tenant of the Building; (B) Any cost for services provided to specific tenants (rather than generally to all tenants in the Building) (such as repairs, improvements, electricity, special cleaning or overtime services); (C) Leasing commissions and expenses of procuring tenants, including lease concessions, lease take-over obligations and attorneys' fees and costs; (D) Depreciation; (E) Interest on and amortization of debt for financing or refinancing; (F) Taxes of any nature, including real estate taxes and interest and penalties for late payment of taxes; (G) Rent payable under any ground lease to which this lease is subject; (H) Costs and expenses of enforcing leases against tenants, including legal fees; (I) Expenses resulting from any violation by Landlord of the terms of any lease of space in the Building or of any ground or underlying lease or mortgage to which this lease is subordinate; (J) Repairs or other work occasioned by fire, windstorm or other casualty or hazard or which are covered by a warranty; (K) costs incurred in connection with the sale, financing, refinancing, mortgaging, selling or change of ownership of the Building; (L) costs incurred to correct violations by Landlord of any Law if such violation existed on the Commencement Date; (M) replacement or contingency reserves; and (N) Landlord's general overhead.

EXHIBIT F

RULES AND REGULATIONS

The following Rules and Regulations have been formulated for the safety and well-being of all tenants of the Building and to insure compliance with all municipal and other requirements. Strict adherence to these Rules and Regulations is necessary to guarantee that each and every tenant will enjoy a safe and undisturbed occupancy in the Building in accordance with the lease.

1. The sidewalks, entrances, loading dock, atrium, elevators, vestibules, stairways, corridors, or other parts of the Building not occupied by any tenant shall not be obstructed or encumbered by any tenant or used for any purpose other than ingress and egress and to from the Premises. The Landlord shall have the right to control and operate and public portions of the Building and the facilities furnished for common use of the tenants, in such manner as the Landlord deems best for the benefit of the tenants generally.

2. No drapes, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of the Premises, without the prior written consent of the Landlord.

3. No bicycles, vehicles or animals, birds or pets of any kind shall be brought into or kept in or about the Premises, except for service animals, and no cooking shall be done or permitted by any tenant on the Premises. No tenant shall cause or permit any unusual or objectionable odors to be produced upon or penetrate from the Premises.

4. No inflammable, combustible or explosive fluid, chemical or substance shall be kept upon the Premises.

5. No additional locks or bolts of any kind shall be places upon any of the doors, nor shall any changes be made in existing locks or the mechanism thereof to the doors leading to the corridors or main halls. All entrance doors shall be kept closed during business hours except as they may be used for ingress or egress. Each tenant shall, upon the termination of its tenancy, restore to the Landlord all keys either furnished to, or otherwise procured by such tenant and in the event of the loss of any keys so furnished, such tenant shall pay to the Landlord the cost thereof.

6. No furniture, equipment or other bulky matter of any description shall be received into the Building or carried in the elevators except in the manner and during the times approved by Landlord. Tenant shall obtain Landlord's determination before moving said property into the Building. All moving of furniture, equipment, and other material within the public areas shall be under the direct control and supervision of Landlord who shall, however, not be responsible for any damage to or charges for moving the same. Landlord shall have the sole right to determine if tenant's property can be safely transported in the elevators.

7. The Landlord reserves the right to exclude from the Building at all times any person who is not known or does not properly identify himself to the building management or

security service. Landlord may, at its option, require all persons admitted to or leaving the Building between the hours of 6:00 PM and 7:00 AM, Monday through Friday, and on Saturdays after 1:00 PM to register.

8. The Premises shall not, at any time, be used for lodging or sleeping or for any immoral or illegal purposes.

9. Canvassing, soliciting and peddling in the Building is prohibited and each tenant shall cooperate to prevent the same.

10. Landlord does not maintain suite finishes which are non-standard, such as bathrooms, wallpaper, special lights, etc. However, should the need for repairs of items not maintained by Landlord arise, Landlord will arrange for the work to be done at tenants' expense.

11. All tenants and visitors are expected to observe all safety features and traffic laws in and around the Building which include:

- A speed limit of 20 m.p.h.
- All stop signs are to be obeyed
- Automobiles are not be left in the roadway at anytime
- Automobiles are not to be left in the parking lot overnight or weekends.
- Automobiles should be parked within marked lanes. Reserved parking and parking for the handicap signs should be respected.

12. Landlord may, upon request by any tenant, waive the compliance by such tenant of any of the foregoing Rules and Regulations, provided that:

(i) No waiver shall be effective unless signed by Landlord or Landlord's authorized agent.

(ii) Any such waiver shall not relieve such tenant from the obligation to comply with such Rules or Regulations in the future unless expressly consented to by Landlord, and;

(iii) No waiver granted to any tenant shall relieve any other tenant from the obligation of complying with the foregoing Rules and Regulations unless such other tenant has received a similar waiver in writing from Landlord.